EXHIBIT 10.55.3

LOAN AGREEMENT

Dated as of April 4, 2019 Between

TREEMONT CAPITAL PARTNERS IV, LP,

as Borrower and

STARWOOD MORTGAGE CAPITAL LLC,

as Lender

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS; PRINCIPLES OF CONSTRUCTION...........................................................................1

Section 1.1Specific Definitions1

Section 1.2Principles of Construction18

ARTICLE 2 THE LOAN.........................................................................................................................................18

Section 2.1The Loan18

Section 2.2Interest Rate19

Section 2.3Loan Payments20

Section 2.4Prepayments21

Section 2.5Defeasance22

ARTICLE 3 REPRESENTATIONS AND WARRANTIES...................................................................................25

Section 3.1Borrower Representations25

Section 3.2Survival of Representations39

ARTICLE 4 BORROWER COVENANTS.............................................................................................................39

Section 4.1Borrower Affirmative Covenants39

Section 4.2Borrower Negative Covenants49

ARTICLE 5 INSURANCE, CASUALTY AND CONDEMNATION.......................................................................53

Section 5.1Insurance53

Section 5.2Casualty58

Section 5.3Condemnation59

Section 5.4Restoration59

ARTICLE 6 CASH MANAGEMENT AND RESERVE FUNDS...........................................................................64

Section 6.1

Section 6.2

Section 6.3

Section 6.4

Section 6.5

Section 6.6

Section 6.7

Section 6.8

Section 6.9

Section 6.10

Section 6.11

Section 7.1

Section 7.2

Section 7.3

Section 9.1

Section 9.2

Section 9.3

Section 9.4

Section 11.1

Section 11.2

Section 11.3

Section 11.4

Section 11.5

Section 11.6

Section 11.7

Section 11.8

Section 11.9

Section 11.10

Section 11.11

Section 11.12

Section 11.13

Section 11.14

Section 11.15

Section 11.16

Section 11.17

Section 11.18

Section 11.19

Section 11.20

Section 11.21

Section 11.22

Section 11.23

Section 11.24

Section 11.25

Section 11.26

Section 11.27

Section 11.28

Section 11.29

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of April 4, 2019 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement"), between STARWOOD MORTGAGE CAPITAL LLC, a Delaware limited liability company, having an address at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139 (together with its successors and assigns, collectively, "Lender"), and TREEMONT CAPITAL PARTNERS IV, LP, a Texas limited partnership, having an address at 1415 South Voss #110-94, Houston, Texas 77057 (together with its permitted successors and assigns, collectively, "Borrower").

All capitalized terms used herein shall have the respective meanings set forth in Article 1 hereof.

WITNESSETH:

WHEREAS, Borrower desires to obtain the Loan from Lender; and

WHEREAS, Lender has advised Borrower that subject to the terms of this Agreement and the documents to be executed in connection herewith, and based upon the representations, warranties, covenants and undertakings of Borrower herein and therein contained, Lender is willing to make the Loan to Borrower on the terms and conditions set forth herein and therein.

NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

ARTICLE 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1Specific Definitions.

For all purposes of this Agreement, except as otherwise expressly provided:

"Accounts" shall have the meaning set forth in Section 6.1.

"Acquired  Property  Statements"  shall  have  the  meaning  set  forth   m Section 9.l(c)(i).

"Affiliate" shall mean, as to any Person, any other Person that (i) owns directly or indirectly ten percent (10%) or more of all equity interests in such Person, and/or (ii) is in control of, is controlled by or is under common ownership or control with such Person, and/or

(iii) is a director or officer of such Person or of an Affiliate of such Person, and/or (iv) is the spouse, issue or parent of such Person or of an Affiliate of such Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise.

the Loan.

"Alteration Threshold" shall mean 2% of the outstanding principal amount of

"Annual Budget"  shall mean the operating and capital budget for the Property setting forth, on a month-by-month basis, in reasonable detail, each line item of Borrower's good faith estimate of anticipated Operating Income, FF&E Expenses, PIP Work, Operating Expenses and Capital Expenditures for the applicable Fiscal Year.

"Approved Annual Budget" shall have the meaning set forth in Section 4.1.7(g).

"Approved FF&E Expenses" shall mean Capital Expenditure and FF&E Expenses incurred by Borrower and either (i) included in the Approved Annual Budget or (ii) approved by Lender, which approval shall not be unreasonably withheld or delayed.

"Approved Operating Expenses" shall mean Operating Expenses incurred by Borrower which (i) are included in the Approved Annual Budget for the current calendar month,

(ii) are for real estate taxes, insurance premiums, electric, gas, oil, water, sewer or other utility service to the Property, (iii) are for property management fees payable to Manager under the Management  Agreement, such amounts not to exceed 3% of the monthly Operating Income, or

(iv) have been approved by Lender.

"Assignment of Leases" shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

"Assignment of Management Agreement" shall mean that certain Assignment of Management Agreement and Subordination of Management Fees dated as of the date hereof among Borrower, Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

"Award" shall mean any compensation paid by any Governrnental Authority in connection with a Condemnation.

"Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights.

"Borrower" shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

"Borrower Operating Account" shall mean an account specified to Lender by Borrower in writing from time to time as Borrower's operating account.

"Borrower's Recourse Liabilities" shall have the meaning set forth in

Section 11.22.

"Broker" shall have the meaning set forth in Section 11.21.

"Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York,

(ii) the state where the corporate trust office of the Trustee is located, or (iii) the state where the servicing offices of the Servicer are located.

"Capital Expenditures" for any period shall mean amounts expended for replacements and alterations to the Property (excluding tenant improvements) and required to be capitalized according to GAAP.

"Capital Expenditures Work" shall mean any labor performed or materials installed in connection with any Capital Expenditure.

"Cash Management Account" shall have the meaning set forth in Section 6.1.

Lender may in its sole discretion change the Cash Management Account from time to time.

"Cash Management Agreement" shall mean that certain Cash Management Agreement of even date herewith among Lender, Borrower, and Manager.

"Cash Management Bank" shall mean the bank or banks selected by Lender to maintain the Cash Management Account. Lender may in its sole discretion change the Cash Management Bank from time to time.

"Casualty" shall have the meaning set forth in Section 5.2.

"Casualty and Condemnation Account" shall have the meaning set forth in the Cash Management Agreement.

"Casualty Consultant" shall have the meaning set forth in Section 5.4(b(iii).

"Casualty Retainage" shall have the meaning set forth in Section 5.4(b)(iv).

"Certification of Borrower" shall mean that certain Borrower's Closing Certificate dated as of the date hereof made by Borrower to Lender.

"Clearing Account" shall have the meaning set forth in Section 6.1.

"Clearing Account Agreement" shall have the meaning set forth in Section 6.1.

"Clearing Bank" shall have the meaning set forth in Section 6.1.

"Closing Date" shall mean the date of the funding of the Loan.

"Code" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

"Condemnation" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

"Control" shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise, and the terms Controlled, Controlling and Common Control shall have correlative meanings.

"Covered Rating Agency Information" shall have the meaning set forth in

Section 9.l(f).

"Credit Card Direction Letter" shall have the meaning set forth in Section 6.1.

"Debt" shall mean the Outstanding Principal Balance together with all interest accrued and unpaid thereon and all other sums (including the Prepayment Fee, if applicable) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage, the Environmental Indemnity or any other Loan Document.

"Debt Service" shall mean, with respect to any particular period of time, the aggregate amount of scheduled principal and interest payments due and payable under the Note.

"Debt Service Coverage Ratio" shall mean, a ratio, as determined by Lender in its sole discretion for the applicable period in which:

(a)	the numerator is the Net Operating Income for such period; and

(b)	the denominator is the Debt Service due for such period.

"Default" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would constitute an Event of Default.

"Default Rate" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate or (ii) five percent (5%) above the Interest Rate.

"Defeasance Collateral" shall have the meaning set forth in Section 2.5.1(c )(i).

"Defeasance Lockout Expiration Date" shall have the meaning set forth in

Section 2.5.1. Section 2.5.3.

"Defeasance   Rights  and  Obligations"  shall  have  the  meanmg  set  forth  in

"Defeasance   Security   Agreement"   shall   have   the   meanmg   set   forth m

Section 2.5.l(c)(ii).

"Disclosure Document" shall have the meaning set forth in Section 9.2(a).

"DisclosureDocumentDate"shallhavethemeaningsetforthm  Section 9.l(c)(iv).

"Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semiannually.

"Easements" shall have the meaning set forth in Section 3.1.12.

"Eligible Account" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts (or subaccounts thereof) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts (or subaccounts thereof) maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R.

§9.1O(b), having in any case a combined capital and surplus of at least Fifty Million and No/100 Dollars ($50,000,000.00) and subject to supervision or examination by federal and state authorities. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

"Eligible Institution" shall mean a depository institution or trust company the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody's, and F-1 by Fitch in the case of accounts in which  funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "A" by Fitch and S&P and "Aa2" by Moody's.

"Embargoed Person" shall have the meaning set forth in Section 4.2.15.

"Environmental Indemnity" shall mean that certain Environmental Indemnity Agreement dated as of the date hereof executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

"Equipment" shall have the meaning set forth in the granting clause of the

Mortgage.

"ERISA" shall have the meaning set forth in Section 4.2.13.

"Event of Default" shall have the meaning set forth in Section 10.1.

"Excess Cash Flow Account" shall have the meaning set forth in Section 6.9.

"Excess Cash Flow Funds" shall have the meaning set forth in Section 6.9.

"Exchange Act" shall have the meaning set forth in Section 9.2(a).

"Exchange Act Filing" shall have the meaning set forth in Section 9.l{c)(vi).

"Extraordinary Expense" shall have the meaning set forth in Section 4.1.7(g).

"FF&E Expense" for any period shall mean the amount expended for FF&E Work in, at or to the Property.

"FF&E Reserve Account" shall have the meaning set forth in Section 6.5.1.

"FF&E Reserve Funds" shall have the meaning set forth in Section 6.5.1.

"FF&E Work" shall have the meaning set forth in Section 6.5.1.

"Fiscal Year" shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the Term.

"Fitch" shall mean Fitch, Inc.

"Franchise Agreement" shall mean that certain Fairfield Inn & Suites By Marriott Franchise Agreement, dated April 27, 2016, between Borrower and Franchisor, together with any permitted amendment thereto or permitted replacement thereof.

"Franchise Termination Trigger Event" shall mean any cancellation, termination or expiration of the Franchise Agreement.

"Franchisor" shall mean Marriott International, Inc., together with any permitted replacement franchisor acceptable to Lender.

"FRBNY" shall mean the Federal Reserve Bank of New York.

"Full Replacement Cost" shall have the meaning set forth in Section 5.1.1(a )(i).

"GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

"Governmental Authority" shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, commonwealth, county, district, municipal, city or otherwise) whether now or hereafter in existence.

"Government Lists" shall have the meaning set forth in Section 4.1.l 4(b).

"Gross Revenue" shall mean all revenue derived from the ownership and operation of the Property from whatever source, including Rents and any Insurance Proceeds, but only if and to the extent Lender elects to treat any such Insurance Proceeds as business or rental interruption Insurance Proceeds pursuant to Section 5.4(e) hereof.

"Guarantor" shall mean Philip A. McRae, an individual.

"Guaranty" shall mean that certain Guaranty of Recourse Obligations of even date herewith from Guarantor for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise amended from time to time.

"Improvements" shall have the meaning set forth in the granting clause of the

Mortgage.

"Indebtedness"   shallmean,for   any   Person,without   duplication:(i) all

indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, (vi) all obligations of such Person under interest rate swaps,  caps, floors, collars and other interest hedge agreements, in each case for which such Person is liable or its assets are liable, whether such Person (or its assets) is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which '·obligations such Person otherwise assures a creditor against loss and (vii) any property-assessed clean energy loans or similar indebtedness including, without limitation, if such loans or indebtedness are made or otherwise provided by any Governmental Authority and/or secured or repaid (directly or indirectly) by any taxes or similar assessments (also known as PACE loans).

"Indemnified Liabilities" shall have the meaning set forth in Section l  l.13(b). "Initial Interest Period" shall have the meaning set forth in Section 2.3.1. "Insurance Account" shall have the meaning set forth in Section 6.4.1.  "Insurance Funds" shall have the meaning set forth in Section 6.4.1.  "Insurance Premiums" shall have the meaning set forth in Section 5.1.l(b). "Insurance Proceeds" shall have the meaning set forth in Section 5.4(b).  "Interest Period" shall have the meaning set forth in Section 2.3.3.

"Interest Rate" shall mean a rate of four and ninety-three percent (4.93%) per annum.

"Lease"   shall   mean  any  lease,   sublease   or  sub-sublease,   letting,  license,

concession  or other agreement  (whether  written or oral and whether  now or hereafter in effect)

pursuant to which any Person is granted a possessory interest in, or right to use or occupy, all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease or other agreement entered into in connection with such lease, sublease, sub-sublease or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

"Legal Requirements" shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, building codes, land laws, judgments, decrees and injunctions of Governmental Authorities affecting the Loan, any Secondary Market Transaction with respect to the Loan, the Borrower or the Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, zoning and land use laws and the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

"Lender Affiliate" shall have the meaning set forth in Section 9.2{b).

"Lender Group" shall have the meaning set forth in Section 9.2{b).

"Letter of Credit" shall mean an irrevocable, unconditional, transferable (without payment of any transfer fee), clean sight draft letter of credit acceptable to Lender and the Rating Agencies (either an evergreen letter of credit or one which does not expire until at least thirty (30) Business Days after the Stated Maturity Date) in favor of Lender and entitling Lender to draw thereon in New York, New York, issued by a domestic Eligible Institution or the

U.S. agency or branch of a foreign Eligible Institution. If at any time the bank issuing any such Letter of Credit shall cease to be an Eligible Institution, Lender shall have the right immediately to draw down the same in full and hold the proceeds of such draw in accordance with the applicable provisions hereof. If, at any time, any Letter of Credit is due to expire prior to the termination of the event or events that gave rise to the requirement that Borrower deliver such Letter of Credit to Lender, Lender shall have the right to draw down the same in full and hold or apply the proceeds thereof in accordance with the provisions of this Agreement unless Borrower delivers a replacement Letter of Credit from an Eligible Institution within thirty (30) days prior to the expiration date of such Letter of Credit.

"Liabilities" shall have the meaning set forth in Section 9.2{b).

"Lien" shall mean any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any portion of the Property or any interest therein, or any direct or indirect interest in Borrower, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

"Loan" shall mean the loan in the original principal amount of Nine Million Five Hundred Thousand and Noll 00 Dollars ($9,500,000.00) made by Lender to Borrower pursuant to this Agreement.

"Loan Documents" shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases, the Cash Management Agreement, the Clearing Account Agreement, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty, the Certificate of Borrower and any other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan.

"Loan to Value Ratio" shall mean the ratio, as of a particular date, in which the numerator is equal to the Outstanding Principal Balance and the denominator is equal to the appraised value of the Property as determined by Lender in its sole discretion.

"Major Contract" shall mean (i) any management, brokerage or leasing agreement, or (ii) any cleaning, maintenance, service or other contract or agreement of any kind (other than Leases) of a material nature (materiality for these purposes to include, without limitation, contracts which extend beyond one year (unless cancelable on thirty (30) days or less notice without requiring the payment of termination fees or payments of any kind)), in either case relating to the ownership, leasing, management, use, operation, maintenance, repair or restoration of the Property, whether written or oral.

"Major Lease" shall mean any commercial Lease entered into at the Property.

"Management Agreement" shall mean the management agreement entered into by and between Borrower and the Manager, pursuant to which the Manager is to provide management and other services with respect to the Property.

"Manager" shall mean MH Partners, LLC, a Tennessee limited liability company, or any other manager approved by Lender and the Rating Agencies in accordance with the terms and conditions of the Loan Documents.

"Manager Termination Ratio" shall have the meaning set forth in Section 7.3.

"Material Alteration" shall have the meaning set forth in Section 4.1.11.

"Maturity Date" shall mean the date on which the final payment of principal of the Note becomes due and payable as herein and therein provided, whether at the Stated Maturity Date, by declaration of acceleration, extension or otherwise.

"Maximum Legal Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such Governmental Authority whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

"Monthly Debt Service Payment Amount" shall mean a constant monthly payment of $50,592.41.

"Monthly Operating Expense Budgeted Amount" shall mean the monthly amount for Operating Expenses set forth in the Approved Annual Budget for the calendar month in which such Monthly Payment Date occurs.

"Monthly Payment Date" shall mean the sixth (6th) day of every calendar month occurring during the Term.

"Moody's" shall mean Moody's Investors Service, Inc.

"Mortgage" shall mean that certain first priority Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

"Net Operating Income" shall mean the amount obtained by subtracting Operating Expenses from Operating Income.

"Net Proceeds" shall mean: (i) the net amount of all Insurance Proceeds payable as a result of a Casualty to the Property, after deduction of reasonable costs and expenses (including reasonable attorneys' fees and costs), if any, in collecting such Insurance Proceeds, or

(ii) the net amount of the Award, after deduction of reasonable costs and expenses (including reasonable attorneys' fees and costs), if any, in collecting such Award.

"Net Proceeds Deficiency" shall have the meaning set forth in Section 5.4(b)(vi).

"Note" shall have the meaning set forth in Section 2.1.3.

"Notice" shall have the meaning set forth in Section 11.6.

"Obligations" shall mean, collectively, Borrower's obligations for the payment of the Debt and the performance of the Other Obligations.

"OFAC" shall have the meaning set forth in Section 4.l.14(b).

"Officer's Certificate" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of Borrower.

"Open Prepayment Date" shall mean the Monthly Payment Date occurring in December, 2028.

"Operating Agreements" shall mean the REA, and any other covenants, restnctlons, easements, declarations or agreements of record relating to the construction, operation or use of the Property.

"Operating Expenses" shall mean, for any period, without duplication, all expenses actually paid or payable by Borrower during such period in connection with the operation, management, maintenance, repair and use of the Property, determined on an accrual basis, and, except to the extent otherwise provided in this definition, in accordance with GAAP, and the Uniform System of Accounts for Hotels, current edition. Operating Expenses  specifically shall include (i) all expenses incurred in the immediately preceding twelve (12) month period based on quarterly financial statements delivered to Lender in accordance with Section 4.1.7 hereof, (ii) all payments required to be made pursuant to any Operating Agreements, (iii) property management fees in an  amount  equal  to  the  greater  of  three percent (3%) of Operating Income and the management fees actually paid under the  Management Agreement, (iv) administrative, payroll, security and general expenses for the Property, (v) the cost of utilities, inventories and fixed asset supplies consumed in the operation of the Property, (vi) a reasonable reserve for uncollectible accounts, (vii) costs and fees of independent professionals (including, without limitation, legal, accounting, consultants and other professional expenses), technical consultants, operational experts (including quality assurance inspectors) or other third parties retained to perform services required or permitted hereunder,

(viii)	cost of attendance by employees at training and manpower development programs,
(ix)

association dues, (x) computer processing charges, (xi) operational equipment and  other lease payments as reasonably approved by Lender, (xii) Taxes and Other Charges (other than income taxes or Other Charges in the nature of income taxes) and insurance premiums and

(xiii)

all underwritten reserves required by Lender hereunder (without duplication). Notwithstanding the foregoing, Operating Expenses shall not include (1) depreciation or amortization, (2) income taxes or Other Charges in the nature of income taxes, (3) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with the making of the Loan or the sale, exchange, transfer, financing or refinancing of all or any portion of the Property or in connection with the recovery of Insurance Proceeds or Awards which are applied to prepay the Note, (4) intentionally omitted, (5) Debt Service, (6) FF&E Expenses and (7) any item of expense which would otherwise be considered within Operating Expenses pursuant to the provisions above but is paid directly by any Tenant.

"Operating Income" shall mean, for any period, all income of Borrower during such period from the use, ownership or operation of the Property, including:

(a) all amounts payable to Borrower by any Person as Rent and other amounts under Leases or other agreements relating to the Property;

(b) business interruption insurance proceeds allocable to the applicable reporting period; and

(c) all other amounts which in accordance with GAAP, the Uniform System of Accounts for Hotels, current edition, are included in Borrower's annual financial statements as operating income attributable to the Property.

Notwithstanding the foregoing, Operating Income shall not include (a) any Insurance Proceeds (other than business interruption insurance proceeds and only to the extent allocable to the applicable reporting period), (b) any proceeds resulting from the Transfer of all or any portion of the Property, (c) any Rent attributable to a Lease prior to the date in which the

Tenant thereunder has taken occupancy or in which the actual payment of rent is required to commence thereunder, (d) any item of income otherwise included in Operating Income but paid directly by any Tenant to a Person other than Borrower as an offset or deduction against Rent payable by such Tenant, provided such item of income is for payment of an item of expense (such as payments for utilities paid directly to a utility company) and such expense is otherwise excluded from the definition of Operating Expenses pursuant to clause "(6)" of the definition thereof, (e) security deposits received from Tenants until forfeited or applied, and (f) any Rents paid by or on behalf of any Tenant under a Lease which is the subject of any  proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to federal bankruptcy law or any similar federal or state law or which has been adjudicated a bankrupt or insolvent unless such Lease has been assumed by the trustee in such proceeding or action. Operating Income shall be calculated on the accrual basis of accounting and, except to the extent otherwise provided in this definition, in accordance with GAAP, the Uniform System of Accounts for Hotels, current edition.

"Other Charges" shall mean all ground rents, maintenance charges, impositions other than Taxes and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

"Other Obligations" shall mean (a) the performance of all obligations of Borrower contained herein; (b) the performance of each obligation of Borrower contained in any other Loan Document; and (c) the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of this Agreement, the Note or any other Loan Document.

"Outstanding Principal Balance" shall mean, as of any date, the outstanding principal balance of the Loan.

"Patriot Act" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

"Patriot Act Offense" shall have the meaning set forth in Section 4.l.14(b).

"Permitted Encumbrances" shall mean, collectively, (i) the Liens and security interests created by the Loan Documents, (ii) all encumbrances and other matters disclosed in the Title Insurance Policy and otherwise acceptable to Lender in its sole discretion, (iii) Liens, if  any, for Taxes or Other Charges imposed by any Governmental Authority not yet due or delinquent (but excluding any lien securing any property-assessed clean energy loans or similar indebtedness with respect to Borrower and/or the Property, including, without limitation, if such loans or indebtedness are made or otherwise provided by any Governmental Authority and/or secured or repaid (directly or indirectly) by any taxes or similar assessments (also known as PACE loans)), and (iv) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion.

"Permitted Indebtedness" shall have the meaning set forth in Section 3.1.24( d).

"Permitted Investments" shall have the meaning set forth in the Cash Management Agreement.

"Permitted Transfer" shall have the meaning set forth in Section 8.2(a).

"Permitted Transferee" shall mean a corporation, partnership or limited liability company (i) acceptable to Lender in its sole discretion, (ii) that qualifies as a single purpose, bankruptcy remote entity under criteria established by the Rating Agencies, and (iii) such entity, together with the direct and indirect owners of such entity and any related guarantor, are reputable Persons of good character, creditworthy and with sufficient financial worth considering the obligations assumed and undertaken, as evidenced by financial statements and other information reasonably requested by Lender.

"Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

"Physical Condition Report" shall mean a report prepared by a company satisfactory to Lender regarding the physical condition of the Property, satisfactory in form and substance to Lender in its sole discretion, which report shall, among other things, (i) confirm that the Property and its use comply, in all material respects, with all applicable Legal Requirements (including zoning, subdivision and building laws), and (ii) include a copy of a final certificate of occupancy with respect to all Improvements.

"PIP Work" shall mean those certain replacements and/or alterations to the Property as may be required by the Franchisor to be completed from time to time.

"Policies" shall have the meaning set forth in Section 5.1.l(b).

"Prepayment Date" shall mean the date of a prepayment of the Loan pursuant to the provisions of Section 2.4 hereof.

"Prepayment Fee" shall mean an amount equal to the greater of (i) the Yield Maintenance Amount, or (ii) five percent (5%) of the unpaid principal balance of the Note as of the Prepayment Date.

"Prepayment Notice" shall mean a prior irrevocable written notice to Lender specifying the proposed Business Day on which a prepayment is to be  made  pursuant  to Section 2.4 hereof, which date must be a Monthly Payment Date and shall be no earlier than thirty (30) days after the date of such Prepayment Notice and no later than sixty (60) days after the date of such Prepayment Notice.

"Property" shall mean the parcel of real property described on Exhibit A attached hereto and made a part hereof, the Improvements now or hereafter erected or installed thereon and all personal property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, all as more particularly described in the Granting Clauses of the Mortgage.

"Rating Agencies" shall mean, prior to the final Securitization of the Loan, each of S&P, Moody's, Fitch, Morningstar Credit Rating, LLC and DBRS, Inc. or any other nationally-recognized statistical rating agency which has been designated by Lender and, after the final Securitization of the Loan, shall mean any of the foregoing that have rated any of the Securities.

"Rating Agency Confirmation" shall mean a written  affirmation  from each of the Rating Agencies that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency's sole and absolute discretion. For the purposes of this Agreement and the other Loan Documents, if any Rating Agency shall waive, decline or refuse to review or otherwise engage any request for a Rating Agency Confirmation hereunder or under the other Loan Documents (hereinafter a "RA Consent"), such RA Consent shall be deemed to eliminate, for such request only, the condition that a Rating Agency Confirmation by such Rating Agency (only) be obtained for purposes of this Agreement or the other Loan Documents, as applicable; provided, however, if Lender does not have a separate and independent approval right with respect to such event set forth herein or in the other Loan Documents, as applicable, then the term "Rating Agency Confirmation" shall be deemed instead to require the approval of Lender based on its good faith determination of whether the applicable Rating Agency would issue a Rating Agency Confirmation for the applicable event. For purposes of clarity, any such waiver, declination or refusal to review or otherwise engage in any request for a Rating Agency Confirmation hereunder or under the other Loan Documents shall not be deemed a waiver, declination or refusal to review or otherwise engage in any subsequent request for a Rating Agency Confirmation hereunder or  under the other Loan Documents, and the condition for Rating Agency Confirmation pursuant to this Agreement and the other Loan Documents for any subsequent request shall apply regardless of any previous waiver, declination or refusal to review or otherwise engage in such prior request.

"REA" shall mean, collectively, as the same may be amended, restated, supplemented or otherwise modified from time to time, any reciprocal easement agreement or similar document affecting the Property now or hereafter of record.

"Registration Statement" shall have the meaning set forth in Section 9.2{b).

"Regulation AB" shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.

"Related Loan" shall mean a loan to an Affiliate of Borrower or Guarantor or secured by a Related Property, that is included in a Securitization with the Loan, and any other loan that is cross-collateralized with the Loan.

"Related Party" shall have the meaning set forth in Section 3.l  .46{k).

"Related Property" shall mean a parcel of real property, together with improvements thereon and personal property related thereto, that is "related" within the meaning of the definition of Significant Obligor, to the Property.

"Release Date" shall have the meaning set forth in Section 2.5.l{a).

"Remaining Receipts" shall have the meaning set forth in Section 6.11.1.

"REMIC Trust" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.

"Rents" shall mean all rents, rent equivalents, revenues from the rental of rooms, guest suites, conference and banquet rooms, food and beverage facilities, telephone services, laundry, vending, television and parking, moneys payable as damages (including payments by reason of the rejection of a Lease in a bankruptcy proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, Manager or any of their respective agents or employees from any and all sources arising from or attributable to the Property and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by Borrower, Manager or any of their respective agents or employees, and Insurance Proceeds, if any, from business interruption or other loss of income insurance, but only to the extent Lender elects to treat such Insurance Proceeds as business or rental interruption Insurance Proceeds pursuant to Section 5.4(e) hereof.

"Reporting Failure" shall have the meaning set forth in Section 4.1.7(i).

"Required Financial Item" shall have the meaning set forth in Section 4.l.7(i).

"Required Repairs" shall have the meaning set forth in Section 6.2.1.

"Reserve Funds" shall mean, collectively, all funds deposited by Borrower with Lender or Cash Management Bank pursuant to Article 6 of this Agreement, including, but not limited to, the Insurance Funds, the Tax Funds, the FF&E Reserve Funds, and the Excess Cash Flow Funds.

"Reserve Items" shall have the meaning set forth in Section 6.10.4.

"Restoration" shall mean the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

"Restoration DSCR" shall mean, as of any date of determination, the ratio of

(a) the Net Operating Income of the Property, based on rents in place (annualized) and trailing 12-month expenses, to (b) an amount equal to twelve (12) times the Monthly Debt Service Payment Amount.

"Restoration Threshold" shall mean 1% of the outstanding principal amount of the Loan.

"RICO" shall have the meaning set forth in Section 11.22.

"S&P" shall mean Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies.

"SecondaryMarket   Transaction"   shall   have  the  meanmgset forth m

Section 9.l(a).

"Securities" shall have the meaning set forth in Section 9. l(a).

"Securities Act" shall have the meaning set forth in Section 9.2(a).

"Securitization" shall have the meaning set forth in Section 9.l(a).

"Servicer" shall have the meaning set forth in Section 11.24.

"Servicing Agreement" shall have the meaning set forth in Section 11.24.

"Severed Loan Documents" shall have the meaning set forth in Section 10.2(c).

"Significant Obligor" shall have the meaning set forth in Item l lOl(k) of Regulation AB under the Securities Act.

"Springing Recourse Event" shall have the meaning set forth in Section 11.22.

"Standard Statements" shall have the meaning set forth in Section 9.l(c)(i).

"State" shall mean Texas.

"Stated Maturity Date" shall mean April 6, 2029.

"Successor Borrower" shall have the meaning set forth in Section 2.5.3.

"Survey" shall mean a survey of the Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.

"Sweep Event Period" shall mean a period commencing upon the earlier of (i) the occurrence of an Event of Default, (ii) the Debt Service Coverage Ratio (commencing on the Monthly Payment Date occurring six (6) months from the Closing Date based on the trailing twelve (12) calendar months, as calculated by Lender) being less than 1.25 to 1.00, or (iii) the occurrence of a Franchise Termination Trigger Event, which such Sweep Event Period shall expire (a) with regard to any Sweep Event Period commenced in connection with clause (i) above, upon the cure (if applicable) of such Event of Default and Lender's acceptance of such cure in its sole and absolute discretion (provided that no other Sweep Event Period has commenced and is continuing), (b) with regard to any Sweep Event Period commenced in connection  with clause (ii) above, the Debt Service Coverage Ratio (based on the trailing twelve

(12) calendar months, as calculated by Lender) is equal to or greater than 1.35 to 1.00 for two (2) consecutive calendar quarters (provided that no other Sweep Event Period has commenced and is continuing), or (c) with regard to any Sweep Event Period commenced in connection with clause

(iii) above, Borrower enters into a franchise extension agreement or a replacement franchise agreement satisfactory to Lender, and delivers to Lender a comfort letter from the replacement franchisor in form and substance satisfactory to Lender (provided that no other Sweep Event Period has commenced and is continuing).

"Tax Account" shall have the meaning set forth in Section 6.3.1.

"Tax Funds" shall have the meaning set forth in Section 6.3.1.

"Taxes" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof, together with all interest and penalties thereon.

"Tenant" shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Property.

"Term" shall mean the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.

"Title Insurance Policy" shall mean a TLTA mortgagee title insurance policy in the form acceptable to Lender issued with respect to the Property and insuring the Lien of the Mortgage.

"TLTA" shall mean Texas Land Title Association, or any successor thereto.

"Transfer" shall have the meaning set forth in Section 4.2.1.

"Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Stated Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)

"Trustee" shall mean any trustee holding the Loan in a Securitization.

"UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State.

"Undenvriter Group" shall have the meaning set forth in Section 9.2(b).

"Updated Information" shall have the meaning set forth in Section 9.l(b)(i).

"U.S. Obligations" shall mean securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, (ii) not subject to prepayment, call or early redemption and (iii) "government securities" as defined in the Treasury Regulations Section 1.860G-2(a)(8)(ii).

"U.S. Person" shall mean any Person that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized under the laws of the United States or any state, commonwealth or district thereof, or (iii) any estate or trust that is subject to United States federal income taxation, regardless of the source of its income.

"Yield Maintenance Amount" shall mean the present value, as  of  the Prepayment Date, of the remaining scheduled payments of principal and interest from the Prepayment Date through the Stated Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid.

Section 1.2Principles of Construction.

All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and the word "including" shall mean "including but not limited to". Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural  forms of the terms so defined.

ARTICLE2

THE LOAN

Section 2.1The Loan.

13.3.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrower and Borrower shall accept the Loan from Lender on the Closing Date.

13.3.2 Single Disbursement to Borrower. Borrower shall receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

13.3.3 The Note. The Loan shall be evidenced by that certain Promissory  Note of even date herewith, in the stated principal amount of Nine Million Five Hundred Thousand and No/100 Dollars ($9,500,000.00) executed by Borrower and payable to the order of Lender in evidence of the Loan (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, the "Note") and shall be repaid in accordance with the terms of this Agreement and the Note.

13.3.4 Use of Proceeds. Borrower shall use proceeds of the Loan to (i) pay and discharge any existing loans relating to the Property, (ii) pay all past-due Taxes, Insurance Premiums and Other Charges, if any, in respect of the Property, (iii) make initial deposits of the Reserve Funds, (iv) pay costs and expenses incurred in connection with the closing of the Loan, and (v) to the extent any proceeds remain after satisfying clauses (i) through (iv) above, for such other general corporate purposes as Borrower shall designate.

Section 2.2Interest Rate.

13.3.1 Interest Rate. Interest on the Outstanding Principal Balance shall accrue throughout the Term at the Interest Rate.

13.3.2	Intentionally Omitted.

13.3.3 Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Principal Balance and, to the extent permitted by law, overdue interest in respect of the Loan, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be paid immediately upon demand, which demand may be made as frequently as Lender shall elect.

13.3.4 Interest Calculation. Interest on the Outstanding Principal Balance  shall be calculated by multiplying (A) the actual number of days elapsed in the period for which the calculation is being made by (B) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate or the Default Rate, as then applicable, expressed as an annual rate divided by 360) by (C) the Outstanding Principal Balance. The accrual  period  for calculating interest due on each Monthly Payment Date shall be the Interest Period immediately prior to such Monthly Payment Date.

13.3.5 Usury Savings. This Agreement and the other Loan Documents  are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3Loan Payments.

13.3.1 Payments. Borrower shall pay to Lender (a) on the date hereof, an amount equal to interest only on the Outstanding Principal Balance from the Closing Date up to and including April 5, 2019 (the "Initial Interest Period"), (b) on each Monthly Payment Date thereafter beginning on May 6, 2019 up to and including the Maturity Date, a payment of principal and interest in an amount equal to the Monthly Debt Service Payment Amount, which payments shall be applied first to accrued and unpaid interest and the balance to the Outstanding Principal Balance, and (c) all amounts required in respect of Reserve Funds as set forth in Article 6 hereof. The Monthly Debt Service Payment Amount and any deposits required to be  made with respect to the Reserve Funds due on the first Monthly Payment Date shall be collected by Lender on the Closing Date and shall be applied to the Debt Service and/or to make initial deposits of the Reserve Funds, as applicable, on the first Monthly Payment Date.

13.3.2	Intentionally Omitted.

13.3.3 Payments Generally. After the Initial Interest Period, each interest accrual period thereafter (each, an "Interest Period") shall commence on the sixth (6th)  day of each calendar month during the Term and shall end on and include the fifth (5th)  day of the following calendar month. For purposes of making payments hereunder, but not for purposes  of  calculating interest accrual periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day. Lender shall have the right from time to time, in its sole discretion, upon not less than thirty (30) days' prior written notice to Borrower, to change the Monthly Payment Date to a different calendar day and, if requested by Lender, Borrower shall promptly execute an amendment to this Agreement to evidence such change; provided, however, that if Lender shall have elected to change the Monthly Payment Date as aforesaid, Lender shall have the option, but not the obligation, to adjust the Interest Period accordingly. With respect to payments of principal due  on the Maturity Date, interest shall be payable at the Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

13.3.4 Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents.

13.3.5 Late Payment Charge. If any principal, interest or any other sum due  under the Loan Documents (other than the Outstanding Principal Balance due and payable on the Maturity Date) is not paid by Borrower on the date on which it is due (taking into account any applicable notice and/or grace period provided pursuant to the terms of the Loan Documents), Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount  shall be secured by the Mortgage and the other Loan Documents to the extent permitted by law.

13.3.6	Method and Place of Payment.

(a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 12:00 noon, New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender's office or at such other place as Lender shall from time to time designate, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

(b) Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the immediately preceding Business Day.

(c) All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

Section 2.4Prepayments.

13.3.1 Prepayments. Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Stated Maturity Date.

13.3.2	Intentionally Omitted.

13.3.3 Open Prepayment. Notwithstanding anything to the contrary contained herein, provided no Event of Default shall have occurred, and provided that Borrower shall deliver to Lender a Prepayment Notice, Borrower may prepay the entire principal balance of the Note and any other amounts outstanding under the Note, this Agreement, or any of the other Loan Documents (including, without limitation, all amounts pursuant to Section 2.4.6(a) and Section 2.4.6(c) hereof), without payment of the Prepayment Fee or any other prepayment premium or fee, on any Monthly Payment Date on or after the Open Prepayment Date.

13.3.4 Mandatory Prepayments. If Lender is not obligated to make Net Proceeds available to Borrower for Restoration, on the next occurring Monthly Payment Date following the date on which (a) Lender actually receives any Net Proceeds, and (b) Lender has determined that such Net Proceeds shall be applied against the Outstanding Principal Balance, (1) Borrower shall prepay, or authorize Lender to apply Net Proceeds as a prepayment of, the Outstanding Principal Balance in an amount equal to one hundred percent (100%) of such Net Proceeds and

(2) Borrower shall comply with the provisions set forth in Section 2.4.6. Notwithstanding anything herein to the contrary, so long as no Event of Default has occurred and is continuing, no Prepayment Fee shall be due in connection with any prepayment made pursuant to this

Section 2.4.4.Any partial prepayment under this Section 2.4.4 shall be applied to the last payments of principal due under the Loan.

13.3.5 Prepayments After Default. If after the occurrence and during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender (including through application of any Reserve Funds), such tender or recovery shall be deemed (a) to have been made on the next occurring Monthly Payment Date together with the Monthly Debt Service Payment Amount, and (b) to be a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.4.1 hereof, and Borrower shall pay, in addition to the Debt, an amount equal to the Prepayment Fee.

13.3.6	Payments in Connection with a Prepayment.

(a) On the date on which a prepayment, voluntary or mandatory, is made under the Note or as required under this Agreement, which date must be a Business Day, Borrower shall pay to Lender all unpaid interest on the portion of the Outstanding Principal Balance prepaid plus, if the Prepayment Date is not a Monthly Payment Date, all interest accruing for the full Interest Period in which the Prepayment Date falls.

(b) On the Prepayment Date, Borrower shall pay to Lender (i) the Prepayment Fee and (ii) all other sums, excluding scheduled interest payments, then due under the Note, this Agreement, the Mortgage, and the other Loan Documents.

(c) Borrower shall pay all costs and expenses of Lender incurred in connection with the prepayment (including without limitation, any costs and expenses associated with a release of the Lien of the Mortgage as set forth in Section 2.4.7 below and reasonable attorneys' fees and expenses).

13.3.7 Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, release the Lien of the Mortgage.

Section 2.5Defeasance.

13.3.1 Conditions to Defeasance. Provided no Event of Default has occurred and is continuing, at any time after the date which is the earlier to occur of (A) two (2) years after the "startup day," within the meaning of Section 860G(a)(9) of the Code, of the final "real estate mortgage investment conduit," established within the meaning of Section 860D of the Code, that holds any note that evidences all or any portion of the Loan or (B) three (3) years after the date hereof (the "Defeasance Lockout Expiration Date"), Borrower may cause the release of the Property (in whole but not in part) from the Lien of the Mortgage and the other Loan Documents upon the satisfaction of the following conditions:

(a) not less than sixty (60) days' prior written notice shall be given to Lender specifying a date (the "Release Date") on which the Defeasance Collateral is to be delivered, such Release Date to occur only on a Monthly Payment Date;

(b) all accrued and unpaid interest and all other sums due under the Note and under the other Loan Documents up to the Release Date, including, without limitation, all costs and expenses incurred by Lender or its agents in connection with such release (including, without limitation, the standard and customary fees and expenses incurred by attorneys and accountants in connection with the review of the proposed Defeasance Collateral and the preparation of the Defeasance Security Agreement and related documentation), shall be paid in full on or prior to the Release Date; and

(c)	Borrower shall deliver to Lender on or prior to the Release Date:

(i) an amount equal to that which is sufficient to purchase U.S. Obligations that provide for payments (1) on or prior to, but as close as possible to and including, all successive scheduled Monthly Payment Dates after the Release Date through the Stated Maturity Date, and (2) in amounts equal to or greater than the Monthly Debt Service Payment Amount through and including the Stated Maturity Date together with payment in full of the Outstanding Principal Balance as of the Stated Maturity Date (the "Defeasance Collateral"), each of which shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Lender (including, without limitation, such instruments as may be required by the depository institution holding such securities to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to create a first priority security interest therein in favor of the Lender in conformity with all applicable state and federal laws governing granting of such security interests;

(ii) a pledge and security agreement, in form and substance satisfactory to Lender in its sole discretion, creating a first priority security interest in favor of Lender in the Defeasance Collateral (the "Defeasance Security Agreement"), which shall provide, among other things, that any payments generated by the Defeasance Collateral shall be paid directly to Lender and applied by Lender in satisfaction of all amounts then due and payable hereunder and any excess received by Lender from the Defeasance Collateral over the amounts payable by Borrower hereunder or under the Note shall be refunded to Borrower promptly after each Monthly Payment Date;

(iii) a certificate of Borrower certifying that all of the requirements set forth in this Section 2.5 have been satisfied;

(iv) an opinion of counsel for Borrower in form and substance and delivered by counsel satisfactory to Lender in its sole discretion stating, among other things, that (1) Lender has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Borrower in accordance with its terms; and (2) that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of such defeasance;

(v) evidence in writing from the applicable Rating Agencies to the effect that the defeasance of the Loan and collateral substitution will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such defeasance event for any securities issued in connection with the Securitization which are then outstanding;

(vi) a certificate from a firm of independent public accountants acceptable to Lender certifying that the Defeasance Collateral is sufficient to satisfy the provisions of Section 2.5.l(c)(i) above;

(vii) such other certificates, documents or instruments as Lender may reasonably require;

(viii) in  connection  with   the   conditions   set   forth   in Section 2.5.l(c) above, Borrower hereby appoints Lender as its agent and attorney in  fact  for  the  purpose  of  using  the  amounts   delivered   pursuant   to Section 2.5.l(c)(i) above to purchase the Defeasance Collateral; and

(ix) payment of all escrow, closing, recording, legal, appraisal, Rating Agency and other fees, costs and expenses paid or incurred by Lender or its agents in connection with Borrower's exercise of its rights under this Section 2.5, the release of the lien of Mortgage on the Property, the review of the proposed Defeasance Collateral and the preparation of the Defeasance Security Agreement and related documentation.

13.3.2 Release of Property. Upon compliance with the requirements of this Section 2.5, the Property shall be released from the Lien of the Mortgage and the other Loan Documents, and the Defeasance Collateral shall constitute the only collateral which shall secure the Note and all other Obligations. Lender will, at Borrower's expense, execute and deliver any agreements reasonably requested by Borrower to release the Lien of the Mortgage from the Property. Borrower, pursuant to the Defeasance Security Agreement, shall authorize and direct that the payments received from Defeasance Collateral be made directly to Lender and applied to satisfy the Obligations, including payment in full of the Outstanding Principal Balance as of the Stated Maturity Date.

13.3.3 Successor Borrower. Upon the release of the Property in accordance with Section 2.5.2, Borrower shall assign all its Obligations, together with the pledged Defeasance Collateral, to a successor, single purpose, bankruptcy remote entity designated by Lender in its sole discretion or, at the option of Lender, designated by Borrower and approved by Lender (in each case, the "Successor Borrower"). Lender shall have the right to establish or designate the Successor Borrower and to purchase, or cause to be purchased, the Defeasance Collateral (the "Defeasance Rights and Obligations"). Such rights to designate or establish the Successor Borrower as provided above or to purchase, or cause the purchase of, on behalf of Borrower the pledged Defeasance Collateral as provided above may be exercised by Starwood Mortgage Capital LLC in its sole discretion and shall be retained by Starwood Mortgage Capital LLC as  the original Lender herein (and any successor or assign of Starwood Mortgage Capital LLC  under a specific assignment of such retained rights separate and apart from a Secondary Market

Transaction related to all or any portion of the Loan), notwithstanding any Secondary Market Transaction related to all or any portion of the Loan. Such successor entity shall execute an assumption agreement in form and substance satisfactory to Lender in its sole discretion pursuant to which it shall assume Borrower's Obligations and the Defeasance Security Agreement. As conditions to such assignment and assumption, Borrower shall (i) deliver to Lender an opinion of counsel in form and substance and delivered by counsel satisfactory to Lender in its sole discretion stating, among other things, that such assumption agreement is enforceable against Borrower and such successor entity in accordance with its terms and that the Note, the Defeasance Security Agreement and the other Loan Documents, as so assumed, are enforceable against such successor entity in accordance with their respective terms, and (ii) pay all costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation). Additionally, Borrower shall pay all costs  and expenses incurred by Successor Borrower, including reasonable attorneys' fees  and expenses, incurred in connection therewith. Upon such assumption, Borrower shall be relieved of its Obligations hereunder, under the other Loan Documents and under the Defeasance Security Agreement other than those Obligations which are specifically intended to survive the termination, satisfaction or assignment of this Agreement or the exercise of Lender's rights and remedies hereunder.

13.3.4 Appointment as Attorney in Fact. In connection with the conditions set forth in this Section 2.5, Borrower hereby appoints Lender as its agent and attorney-in-fact for the purpose of purchasing the Defeasance Collateral with funds provided  by  Borrower. Borrower shall pay any and all expenses incurred in the purchase of the Defeasance Collateral and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or otherwise required to accomplish the agreements of this Section 2.5.

ARTICLE3 REPRESENTATIONS AND WARRANTIES

Section 3.1Borrower Representations.

Borrower represents and warrants and, to the extent applicable, covenants:

13.3.1 Organization. Borrower is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified and in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, and Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the  other Loan Documents by it, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents and all the transactions contemplated hereby. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Property.

13.3.2 Proceedings. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by Borrower and, as applicable, by Guarantor or other obligor thereunder, and constitute a legal, valid and binding obligation of Borrower and, as applicable, by Guarantor or other obligor thereunder, enforceable against such parties in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

13.3.3 No Conflicts. The execution and delivery of this Agreement and the other Loan Documents by Borrower and the performance of its Obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which Borrower is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Borrower's organizational documents or any agreement or instrument to which Borrower is a party or by which it is bound, or any order or decree applicable to Borrower, or result in the creation or imposition of any Lien on any of Borrower's assets or property (other than pursuant to the Loan Documents).

13.3.4 Litigation. There is no action, suit, proceeding or investigation  pending or, to the best of Borrower's knowledge, threatened against Borrower, Guarantor, the Manager or the Property in any court or by or before any other Governmental Authority which, in each case, if adversely determined, could reasonably be expected to materially and adversely affect (a) title to the Property, (b) the validity or enforceability of the Mortgage, (c) Borrower's ability to perform under the Loan Documents, (d) Guarantor's ability to perform under the Guaranty, (e) the use, operation or value of the Property, (f) the principal benefit of the security intended to be provided by the Loan Documents, (g) the current ability of the Property to generate net cash flow sufficient to service the Loan, (h) the current principal use of the Property or (i) the condition (financial or otherwise) or business of Borrower (including the ability of Borrower to carry out the transactions contemplated by this Agreement), Guarantor, or the condition or ownership of the Property.

13.3.5 Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which could reasonably be expected to materially and adversely affect Borrower or the Property, or Borrower's business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default with respect  to any order or decree  of any court or any order, regulation or demand of any Governmental Authority, which default could reasonably be expected to have consequences that would materially and adversely affect the condition (financial or other) or operations of Borrower or its properties or might have consequences that would adversely affect its performance hereunder. To the best of Borrower's knowledge, Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property is bound. Borrower has no material financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument  to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than

(a)	obligations incurred in the ordinary course of the operation of the Property and
(b)	obligations under the Loan Documents.

2.3.1 Consents. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby, other than those which have been obtained by Borrower.

2.3.2 Title. Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property and good title to the balance of the Property owned by it, free and clear of all Liens whatsoever except the Permitted Encumbrances. The Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a legal, valid and enforceable first priority, perfected Lien on Borrower's interest in the Property, subject only to Permitted Encumbrances, and (ii) valid, perfected security interests in and to, and perfected collateral assignments of, all personal property and personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to the Permitted Encumbrances. There are no mechanics', materialman's or other similar Liens, encumbrances or claims which have been filed (and no rights exist which under law could give rise to any such lien or encumbrance) which are or may be Liens prior to, or equal or coordinate with, the Lien of the Mortgage. None of the Permitted Encumbrances, individually or in the aggregate, (a) materially interfere with the benefits of the security intended to be provided by the Mortgage and this Agreement, (b) materially and adversely affect the value of the Property, (c) impair the use or operation of the Property (as currently used), or (d) impair Borrower's ability to pay its Obligations in a timely manner.

2.3.3	No Plan Assets. As of the date hereof and throughout the Term

(i) Borrower does not sponsor, is not obligated to contribute to, and is not itself and will not be an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the Code, (ii) none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101,

(iii) Borrower is not and will not be a "governmental plan" within the meaning of Section 3(3) of ERISA, and (iv) transactions by or with Borrower are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental  plans within the meaning of Section 3(3) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code and which prohibit or otherwise restrict the transactions contemplated by this Agreement including, but not limited to, the exercise by Lender of any of its rights under the Loan Documents.

3.3.1 Compliance. Borrower and the Property (including, but not limited to the Improvements) and the use thereof comply in all material respects with all applicable Legal Requirements, including parking, building and zoning and land use laws, ordinances, regulations, rules, covenants, restrictions and codes. Borrower is not in default or violation of any  order,  writ, injunction, decree or demand of any Governmental Authority, the violation of which could reasonably be expected to materially adversely affect the condition (financial or otherwise) or business of Borrower. To the best of Borrower's knowledge, Borrower has not committed any  act which may give any Governmental Authority the right to cause Borrower to forfeit the Property or any part thereof or any monies paid in performance of Borrower's Obligations under any of the Loan Documents. The Property is used exclusively as a hotel and for other appurtenant and related uses. In the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the knowledge of Borrower, threatened with respect to the zoning of the Property. Neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any property other than the Property. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property and all other restrictions, covenants and conditions affecting the Property.

3.3.2 Financial Information. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in connection with the Loan (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Property as of the date of such reports, and (iii) have been prepared in accordance with GAAP or sound accounting principles, consistently applied, throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Property or the operation thereof, except as referred to or reflected in said financial statements. Since the date of the financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower or the Property from that set forth in said financial statements.

3.3.3 Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

3.3.4 Easements; Utilities and Public Access. All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, "Easements"), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policy and are in full force and effect without default thereunder. The Property is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to and from a public road. The Property is served by water, sewer, sanitary sewer and storm drain facilities and all required utilities, each of which is appropriate to service the Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property absent a valid irrevocable easement. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

3.3.5 Separate Lots. The Property is comprised of one (1) or more parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of the Property.

3.3.6 Assessments. There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

3.3.7 Enforceability. The Loan Documents are not subject to any right of rescission, offset, counterclaim or defense by Borrower or Guarantor including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and none of Borrower or Guarantor have asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

3.3.8 Assignment of Leases. The Assignment of Leases creates a valid, first priority collateral assignment of, or a valid, first priority security interest in, rents and certain rights under the Leases, subject only to a license granted to Borrower to exercise certain rights and to perform certain obligations of the lessor under the Leases, including the right to operate the Property. No Person other than Lender has any interest in or assignment of the Leases or any portion of the Rents due and payable or to become due and payable thereunder.

3.3.9 Insurance. Borrower has obtained and has delivered to Lender original or certified copies of all of the Policies, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any of the Policies, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

3.3.10 Licenses. All certifications, permits, licenses, franchises, consents, approvals and any other applicable governmental authorizations, including, without limitation, certificates of completion and occupancy permits required of Borrower for the legal use, occupancy and operation of the Property as a hotel (collectively, the "Licenses"), have been obtained and are in full force and effect. Borrower shall keep and maintain all  Licenses necessary for the operation of the Property as a hotel. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property.

3.3.11 Flood Zone. None of the Improvements on the Property is located in an area identified by the Federal Emergency Management Agency as a special flood hazard area, or, if so located, the flood insurance required pursuant to Section 5.1.l{a) hereof is in full force and effect with respect to the Property.

3.3.12 Physical Condition. Except as may be expressly set forth in the Physical Condition Report, the Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to the best of Borrower's knowledge, there exists no structural or  other material defect or damage in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

3.3.13 Boundaries. All of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances affecting the Property encroach upon any of the Improvements, so as to affect the value or marketability or current use of the Property. No improvements on adjoining parcels encroach onto the Property except for encroachments that do not materially and adversely affect the value or current use of the Property. No Improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of the Property.

3.3.14 Leases. Other than unwritten agreements with transient hotel guests, as of the Closing Date, there are no Leases in place affecting the Property.

3.3.15 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of the Property to Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Mortgage, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the Title Insurance Policy.

3.3.16 Single Purpose. Borrower hereby represents and warrants to, and covenants with, Lender that since the date of its formation and at all times on and after the date hereof and until such time as the Obligations shall be paid and performed in full:

(a) Borrower (i) has been, is, and will be organized solely for the purpose of acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Property, entering into this Agreement with the Lender, refinancing the Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, and (ii) has not owned, does not own, and will not own any asset or property other than (A) the Property, and (B) incidental personal property necessary for the ownership or operation of the Property.

(b) Borrower has not engaged and will not engage in any business other than the ownership, management and operation of the Property and Borrower will conduct and operate its business as presently conducted and operated.

(c) Borrower has not and will not enter into any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower or any Affiliate of any constituent party, except upon terms and conditions that are intrinsically fair, commercially reasonable, and no less favorable to it than would be available on an arms-length basis with third parties other than any such party.

(d) Borrower has not incurred and will not incur any Indebtedness other than (i) the Debt, and (ii) unsecured trade payables and operational debt not evidenced by a note and in an aggregate amount not exceeding two percent (2%) of the original principal amount of the Loan at any one time; provided that any Indebtedness incurred pursuant to subclause (ii) shall be (A) outstanding not more than sixty (60) days, and (B) incurred in the ordinary course of business (the Indebtedness described in the foregoing clauses (i) and (ii) is referred to herein, collectively, as "Permitted Indebtedness"). No Indebtedness other than the Debt may be secured  (senior, subordinate or pari passu) by the Property.

,  (e) Borrower has not made and will not make any loans or advances to any third party (including any Affiliate or constituent party), and has not and shall not acquire obligations or securities of its Affiliates.

(f) Borrower has been, is, and will remain solvent and Borrower has paid and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

(g) Borrower has done or caused to be done, and will do, all things necessary to observe organizational formalities and preserve its existence, and Borrower has not and will not, (i) terminate or fail to comply with the provisions of its organizational documents, or (ii) unless (A) Lender has consented and (B) following a Securitization of the Loan, the applicable Rating Agencies have issued a Rating Agency Confirmation in connection therewith, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents in all material respects.

(h) Borrower has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person. Borrower's assets will not be listed as assets on the financial statement of any other Person, provided, however, that Borrower's assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower's assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets shall be listed on Borrower's own separate balance sheet. Borrower will file its own tax returns (to the extent Borrower is required to file any  such tax returns) and will not file a consolidated federal income tax return with any other Person. Borrower has maintained and shall maintain its books, records, resolutions and agreements as official records.

(i) Borrower has been, will be, and at all times has held and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower or any constituent party of Borrower), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or department or part of the other and shall maintain and utilize separate stationery, invoices and checks bearing its own name.

(j)    Borrower has maintained and intends to maintain adequate capital  for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, nothing herein shall require any partners or members of Borrower to make additional capital contributions.

(k)    Neither Borrower nor any constituent party of Borrower has sought or will seek or effect the liquidation, dissolution, winding up, consolidation, asset sale, division (including, without limitation, any "Division" pursuant to Section 18-217 of the Delaware Limited Liability Company Act, 6 Del. C. §18-101, et seq.) or merger, in whole or in part, of Borrower.

(I)	Borrower has not and will not commingle the funds and other assets of Borrower with those of any Affiliate or constituent party or any other Person, and has held and will hold all of its assets in its own name.

(m) Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.

(n) Borrower has not and will not assume or guarantee or become obligated for the debts of any other Person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

(o)	Intentionally omitted.

(p) The organizational documents of Borrower shall also provide an express acknowledgment that Lender is an intended third-party beneficiary of  the "special purpose" provisions of such organizational documents.

(q)	Intentionally omitted.

(r)	Intentionally omitted.

(s)	Intentionally omitted.

(t) Borrower has not permitted and will not permit any Affiliate or constituent party independent access to its bank accounts.

(u) Borrower has paid and shall pay its own liabilities and expenses, including the salaries of its own employees (if any) from its own funds, and has maintained and shall maintain a sufficient number of employees (if any) in light of its contemplated business operations.

(v) Borrower has compensated and shall compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred.

(w) Borrower has not, and without the unanimous consent of all of its directors or members, as applicable, will not (i) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (ii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or for all or any portion of Borrower's properties, (iii) make any assignment for the benefit of Borrower's creditors, or (iv) take any action that could reasonably be expected to cause Borrower to become insolvent; provided, however, nothing herein shall require any partners or members of Borrower to make additional capital contributions.

(x)	Borrower has maintained and will maintain an arm's-length

            relationship with its Affiliates.

(y) Borrower has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including shared office space.

(z) Except in connection with the Loan, Borrower has not pledged and will not pledge its assets for the benefit of any other Person.

(aa) Borrower has and will have no obligation to indemnify its officers, directors, members or partners, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation.

(bb) if such Borrower is (i) a limited liability company, has articles of organization, a certificate of formation and/or an operating agreement, as applicable,

(ii)	a limited partnership, has a limited partnership agreement, or (iii) a corporation, has a certificate of incorporation or articles that, in each case, provide that such entity will not:
(A)

dissolve, merge, divide, liquidate, consolidate; (B) sell, transfer, dispose,  or encumber (except with respect to the Loan Documents) all or substantially all of its assets or acquire all or substantially all of the assets of any Person; or (C) engage in any other business activity, or amend its organizational documents with respect to the matters set forth in this Section 3.1.24 without the consent of the Lender.

(cc) Borrower will consider the interests of Borrower's creditors in connection with all limited liability company actions.

(dd) Borrower has not, does not, and will not have any of its obligations guaranteed by any Affiliate.

2.1.1 Tax Filings. To the extent required, Borrower has filed (or has obtained effective extensions for filing) all federal, state, commonwealth, district and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state, commonwealth, district and local taxes, charges and assessments payable by Borrower. Borrower's tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

2.1.2 Solvency. Borrower (i) has not entered into the Loan transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and (ii) received reasonably equivalent value in exchange for its Obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is, and immediately following the making of the Loan, will be, greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of the obligations of Borrower). No petition in bankruptcy has been filed against Borrower or any constituent Person of Borrower, and neither Borrower nor any constituent Person of Borrower has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any of its constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's assets or properties, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons. Neither the Property, nor any portion thereof, is the subject of, and neither Borrower nor Guarantor is a debtor in, state or federal bankruptcy, insolvency or similar proceeding. None of Borrower, any Person owning a direct ownership interest in Borrower of 20% or greater, or Guarantor has ever been in a state or federal bankruptcy or insolvency proceeding or convicted of a felony.

2.1.3 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

2.1.4 Organizational Chart. The organizational chart attached as Schedule III, relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof and accurately identifies all beneficial controlling owners of Borrower (i.e., managing members, general partners or similar controlling person of Borrower). No Person other than those Persons shown on Schedule Ill have any ownership interest in, or right of control, directly or indirectly, in Borrower and no direct or indirect interest in Borrower is subject to any pledge or other security interest.

2.1.5 Organizational Status. Borrower's exact legal name is: Treemont Capital Partners IV, LP. Borrower is of the following organizational type (e.g., corporation, limited liability company): limited partnership, and the jurisdiction in which Borrower is organized is: Texas. Borrower's Tax I.D. number is 47-5150959 and Borrower's Texas Organizational I.D. number is 802270836.

2.1.6 Bank Holding Company. Borrower is not a "bank holding company" or a direct or indirect subsidiary of a "bank holding company" as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

2.1.7 No Casualty. The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

2.1.8 Purchase Options. Neither the Property nor any part thereof are subject to any purchase options, rights of first refusal, rights of first offer or other similar rights in favor of third parties.

2.1.9 FIRPTA. Borrower is not a "foreign person" within the meaning of Sections 1445 or 7701 of the Code.

2.1.10 Investment Company Act. Borrower is not (i) an "investment company"  or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other United States federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

2.1.11 Use of Property. The Property consists solely of a hotel and related operations and is used for no other purpose.

2.1.12	Fiscal Year. Each fiscal year of Borrower commences on January 1.

2.1.13 No Other Financing. Borrower has not borrowed any funds which have not heretofore been repaid in full, except for the Loan.

2.1.14	Contracts.

(a) Borrower has not entered into, and is not bound by, any Major Contract which continues in existence, except those previously disclosed in writing to Lender.

(b) Each of the Major Contracts is in full force and effect, there are no monetary or other material defaults by Borrower thereunder and, to the best knowledge of Borrower, there are no monetary or other material defaults thereunder by any other party thereto. None of Borrower, Manager or any other Person acting on Borrower's  behalf  has given or received any notice of default under any of the Major Contracts that remains uncured or in dispute.

(c) Borrower has delivered true, correct and complete copies of the Major Contracts (including all amendments and supplements thereto) to Lender.

(d) No Major Contract has as a party an Affiliate of Borrower. All fees and other compensation for services previously performed under the Management Agreement have been paid in full.

2.1.15 Full and Accurate Disclosure. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, could reasonably expected to adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower.

2.1.16 Other Obligations and Liabilities. Borrower has no liabilities or other obligations that arose or accrued prior to the date hereof that, either individually or in the aggregate, could have a material adverse effect on Borrower, the Property and/or Borrower's ability to pay the Debt. Borrower has no known contingent liabilities.

2.1.17	Intentionally Omitted.

2.1.18 REA. Each REA is in full force and effect and neither Borrower nor, to Borrower's knowledge, any other party to any REA, is in default thereunder, and to the best of Borrower's knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. No REA has been modified, amended or supplemented.

2.1.19 Franchise Agreement. The Franchise Agreement, pursuant to which Borrower has the right to operate the hotel located on the Property under a name and/or hotel system controlled by such Franchisor, is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder. Neither the execution and delivery of the Loan Documents or Borrower's performance thereunder will adversely affect Borrower's rights under the Franchise Agreement. The  "comfort  letter" provided to Lender by Franchisor is enforceable against Franchisor.

2.1.20 Illegal Activity. No portion of the Property has been or will be purchased with proceeds of any illegal activity.

2.1.21 Business Purposes. The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

2.1.22 Past Activities. Borrower hereby represents and warrants that, from the date of its formation to the date of this Agreement, Borrower:

(a) is and always has been duly formed, validly existing, and in good standing in the state of its incorporation and in all other jurisdictions where it is qualified to do business;

(b)

yet due;

has no judgments or liens of any nature against it except for tax liens not

(c) is in compliance with all laws, regulations, and orders applicable to it and has received all permits necessary for it to operate;

(d)	is not involved in any dispute with any taxing authority;

(e)	has paid all Taxes that it owes;

(f) has never owned any real property other than the Property and personal property necessary or incidental to its ownership or operation of the Property and has never engaged in any business other than the ownership and operation of the Property;

(g) is not now, nor has ever been, party to any lawsuit, arbitration, summons, or legal proceeding that is still pending or that resulted in a judgment against it that has not been paid in full;

(h) has provided Lender with complete financial statements that reflect a fair and accurate view of the entity's financial condition;

(i) has passed a Phase I environmental audit for the Property;

(j)has no material contingent or actual obligations not related to the Property;

(k) has not entered into any contract or agreement with any of its Affiliates, constituents, or owners, or any guarantors of any of its obligations or any Affiliate of any of the foregoing (each, a "Related Party"), except upon terms and conditions that are commercially reasonable and substantially similar to those available in an arm's-length transaction with an unrelated party;

(1)has paid all of its debts and liabilities from its assets;

(m) has done or caused to be done all things necessary to observe all organizational formalities applicable to it and to preserve its existence;

(n) has maintained all of its books, records, financial statements and bank accounts separate from those of any other Person;

(o) has not had its assets listed as assets on the financial statement of any other Person;

(p)	has filed its own tax returns (except to the extent that it has been a tax-

     disregarded entity not required to file tax returns under applicable law) and, if it is a corporation, has not filed a consolidated federal income tax return with any other Person;

(q) has been, and at all times has held itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate or other Related Party);

(r) has corrected any known misunderstanding regarding its status as a separate entity;

(s)	has conducted all of its business and held all of its assets in its own name;

(t)	has not identified itself or any of its Affiliates as a division or part of the other;

(u)	has maintained and utilized separate stationery, mvo1ces and checks bearing its own name;

(v)	has not commingled its assets with those of any other Person and has held all of its assets in its own name;

(w)	has not guaranteed or become obligated for the debts of any other Person;

(x) has not held itself out as being responsible for the debts or obligations of any other Person;

(y) has allocated fairly and reasonably any overhead expenses that have been shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate or Related Party;

(z) has not pledged its assets to secure the obligations of any other Person and no such pledge remains outstanding except in connection with the Loan;

(aa) has maintained adequate capital in light of its contemplated business operations;

(bb) has maintained a sufficient number of employees in light of  its contemplated business operations and has paid the salaries of its own employees from its own funds;

(cc)   has not owned any subsidiary or any equity interest in any other entity; (dd) has not incurred any Indebtedness that is still outstanding other than

Indebtedness that is permitted under the Loan Documents;

(ee) has not had any of its obligations guaranteed by an affiliate, except for guarantees that have been either released or discharged (or that will be discharged as a result of the closing of the Loan) or guarantees that are expressly contemplated by the Loan Documents;

(ff)is not a "Division company" (as such term is defined in Section 18-217 of the Act); and

(gg)     has not leased any portion of the Property to a Tenant that is an Affiliate of Borrower.

Section 3.2Survival of Representations.

The representations and warranties set forth in Section 3.1 and elsewhere in this Agreement and the other Loan Documents shall survive until the Obligations have been paid and performed in full.

ARTICLE4 BORROWER COVENANTS

Section 4.1Borrower Affirmative Covenants.

Borrower hereby covenants and agrees with Lender that throughout the Term:

26.1.1 Payment and Performance of Obligations. Borrower shall pay and otherwise perform the Obligations in accordance with the terms of this Agreement and the other Loan Documents.

26.1.2 Existence: Compliance with Legal Requirements. Borrower and shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits ,and franchises and comply with all Legal Requirements applicable to it and the Property. There shall never be committed by Borrower and Borrower shall not permit any other Person in occupancy of or involved with the operation or use of the Property to commit any act or omission affording the federal government or any state or local government the right of forfeiture against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgage. Borrower shall keep the Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement.

26.1.3 Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges now or hereafter levied, assessed or imposed as the same become due and payable, and shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower need not pay Taxes directly nor furnish such receipts for payment of Taxes to the extent that funds to pay for such Taxes have been deposited into the Tax Account pursuant to Section 6.3). Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would be delinquent if not paid. Borrower shall not permit or suffer, and shall promptly discharge, any Lien or charge against the Property, and shall promptly  pay for all utility services provided to the Property. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be  permitted under and be conducted in accordance with all applicable statutes, laws and ordinances;

(iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of Taxes or Other Charges from the Property; (vi) Borrower shall deposit with Lender cash, or other security as may be approved by Lender, in an amount equal to one hundred twenty-five percent (125%) of the contested amount, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon, (vii) failure to pay such Taxes or Other Charges will not subject Lender to any civil or criminal liability, (viii) such contest shall not affect the ownership, use or occupancy of the Property, and (ix) Borrower shall, upon request by Lender, give Lender prompt notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (i) - (viii) of this Section 4.1.3. Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated canceled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien.

3.1.1 Litigation. Borrower shall give prompt  notice to Lender of any litigation or governmental proceedings pending or threatened against the Property, Borrower, or Guarantor which could reasonably be expected to materially and adversely affect the Property  or Borrower's or Guarantor's condition (financial or otherwise) or business (including Borrower's ability to perform its Obligations hereunder or under the other Loan Documents).

3.1.2 Access to Property. Borrower shall permit agents, representatives, consultants and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice (which may be given verbally). Lender or its agents, representatives, consultants and employees as part of any inspection may take soil, air, water, building material and other samples from the Property, subject to the rights of Tenants under Leases.

3.1.3 Further Assurances; Supplemental Mortgage Affidavits. Borrower shall, at Borrower's sole cost and expense:

(a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Do.cuments or which are reasonably requested by Lender in connection therewith;

(b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary  or desirable, to evidence, preserve and/or protect the collateral at any time secunng or intended to secure the Obligations, as Lender may reasonably require; and

(c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

                  4.1.7    Financial Reporting

(a) Borrower shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with GAAP, or other sound accounting principles reasonably acceptable to Lender, consistently applied, the Uniform System of Accounts for Hotels, current edition, and the requirements of Regulation AB, reflecting the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property. Lender shall have the right  from time to time during normal business hours upon reasonable notice (which may be given verbally) to Borrower to examine such books and records at the office of Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall desire. After an Event of Default, Borrower shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

(b) Not later than forty-five (45) days following the end of each fiscal quarter (and for the first twelve (12) months following the Closing Date, not later than fifteen (15) days following the end of each calendar month), Borrower shall deliver to Lender unaudited operating statements, internally prepared on a cash basis including a balance sheet and profit and loss statement as of the end of such quarter and for the corresponding quarter of the previous year, and a statement of revenues and expenses for the year to date, a statement of Net Operating Income for such quarter and a summary report detailing monthly occupancy, including average daily rate. Such statements for each quarter shall be accompanied by an Officer's Certificate certifying to the best of the signer's knowledge, (A) that such statements fairly represent the financial condition and results of operations of Borrower, (B) that as of the date of such Officer's Certificate, no Default exists under this Agreement, the Note or any other Loan Document or, if so, specifying the nature and status of each such Default and the action then being taken by Borrower or proposed to be taken to remedy such Default, (C) that as of the date of each Officer's Certificate, no litigation exists involving Borrower or the Property in which the amount involved is $250,000 (in the aggregate) or more or in which all or substantially all of the potential liability is not covered by insurance, or, if so, specifying  such litigation and the actions being taking in relation thereto and (D) the amount by which actual Operating Expenses were greater than or less than the Operating Expenses anticipated in the applicable Annual Budget. Such financial statements shall contain such other information as shall be reasonably requested by Lender for purposes of calculations to be made by Lender pursuant to the terms hereof.

(c)	Not later than ninety (90) days after the end of each Fiscal Year of Borrower's operations, Borrower shall deliver to Lender unaudited financial statements and operation statements, covering the Property, including a balance sheet as of the end of such year, a statement of Net Operating Income for the year and for the fourth quarter thereof and a statement of revenues and expenses for such year, as well as the supplemental schedule of net income or loss presenting the net income or loss for the Property and occupancy statistics for the Property, and copies of all federal income returns to be filed. Such annual financial statements shall also be accompanied by an Officer’s Certificate in the form required pursuant to Section 4.1.7(b) above.  Notwithstanding the foregoing, upon either the occurrence and during the continuance of an Event of Default or if Lender in its good faith believes that the unaudited financial statements and operating statements delivered by Borrower as required by this Section 4.1.7(c) are not materially accurate, then, at Lender's request, Borrower shall deliver such financial statements and operating statements required pursuant to this Section 4.1.7(c) audited by an Independent Accountant in accordance with GAAP or such other accounting method reasonably acceptable to Lender, consistently applied, and the requirements of Regulation AB.

(d)	Not later than forty-five (45) days after the end of each fiscal quarter of Borrower's operations, Borrower shall deliver to Lender a true and complete rent roll for the Property dated as of the last month of such fiscal quarter, showing the percentage of gross leasable area of the Property, if any, leased as of the last day of the preceding calendar quarter, the current annual rent for the Property, the expiration date of each lease, whether to Borrower's knowledge any portion of the Property has been sublet, and if it has, the name of the subtenant, and such rent roll shall be accompanied by an Officer's Certificate certifying that such rent roll is true, correct and complete in all material respects as of its date and stating whether Borrower, within the past three (3) months, has issued a notice of default with respect to any Lease which has not been cured and the nature of such default.

(e) Borrower shall, within ninety (90) days after the end of each calendar year during the term of the Note, deliver to Lender an annual summary of any and all FF&E Expenses made at the Property during the prior twelve (12) month period.

(f) Borrower shall deliver to Lender, within ten (10) Business Days of the receipt thereof by Borrower, a copy of all reports prepared by Manager pursuant to the Management Agreement, including, without limitation, the Annual Budget and any inspection reports.

(g) Borrower shall submit to Lender by November 1 of each year the Annual Budget for the succeeding Fiscal Year. Upon and after the commencement of a Sweep Event Period, Lender shall have the right to approve each Annual Budget (which approval shall not be unreasonably withheld so long as no Event of Default has occurred) and Annual Budgets approved by Lender shall hereinafter be referred to as an "Approved Annual Budget". Upon and after the commencement of a Sweep Event Period, in the event that Borrower incurs an extraordinary operating expense or extraordinary capital expenditure not set forth in the Approved Annual Budget (each an "Extraordinary Expense"), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender's approval. Upon and after the commencement of a Sweep Event Period, until such time that any Annual Budget has been approved by Lender, the prior Approved Annual Budget shall apply for all purposes hereunder (with such adjustments as reasonably determined by Lender to reflect actual increases in Taxes, Insurance Premiums and utilities expenses). Neither Borrower nor Manager shall change or modify the Annual Budget that has been approved by Lender without the prior written consent of Lender.

(h) Borrower shall, promptly after written request by Lender or, if a Securitization shall have occurred, the Rating Agencies, furnish or cause to be furnished to Lender, in such manner and in such detail as may be reasonably requested by Lender, such additional information as may be reasonably requested with respect to the Property.

(i) If any financial statements and other items required to be delivered to Lender pursuant to this Section 4.1.7 (each a "Required Financial Item" and collectively, the "Required Financial Items") is not timely delivered ("Reporting Failure"), within 30 days of written notice from Lender, Borrower shall promptly pay to Lender, as a late charge, the sum of Five Hundred and No/100 Dollars ($500.00) per Required Financial Item. In addition, Borrower shall promptly pay to Lender an additional late charge of Two Hundred Fifty and Noll 00 Dollars ($250.00) per Required Financial Item for each full month during which such Reporting Failure continues following written notice from Lender. Borrower acknowledges that Lender will incur additional expenses as a result of any such Reporting Failure, which expenses would be impracticable to quantify, and that Borrower's payments under this Section 4.1.7 are a reasonable estimate of such expenses. Borrower acknowledges further that payment by Borrower of this late charge does not in any manner affect or otherwise impair or waive any rights and remedies Lender may have hereunder, under the Loan Documents or under applicable law for any Event of Default.

9.1.8 Title to the Property. Borrower shall warrant and defend (a) its title to the Property and every part thereof, subject only to Permitted Encumbrances and (b) the validity and priority of the Liens of the Mortgage, the Assignment of Leases and this Agreement on the Property, subject only to Permitted Encumbrances, in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.

9.1.9	Estoppel Statement.

(a) After request by Lender, Borrower shall within five (5) Business Days furnish Lender with a statement, duly acknowledged and certified, stating (i) the Outstanding Principal Balance of the Note, (ii) the Interest Rate, (iii) the date installments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment and performance of the Obligations, if any, and (v) that this Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification.

(b)	Intentionally Omitted.

(c) Borrower shall deliver to Lender, upon request, an estoppel certificate from each Tenant under any Lease (provided that Borrower shall only be required to use commercially reasonable efforts to obtain an estoppel certificate from any Tenant not required to provide an estoppel certificate under its Lease) in form and substance reasonably satisfactory to Lender; provided, that Borrower shall not  be required to deliver such certificates more frequently than three (3) times in any calendar year.

(d) Borrower shall deliver to Lender, upon request, estoppel certificates from each party under any REA, in form and substance reasonably satisfactory to Lender; provided, that Borrower shall not be required to deliver such certificates more than three (3) times during the Term and not more frequently than once per calendar year (or twice during any calendar year in which a Securitization occurs).

9.1.10	Leases.

(a) Lender acknowledges that no Leases are in effect at the Property as of the Closing Date. All Leases and all renewals of Leases executed after the date hereof shall (i) provide for economic terms, including rental rates, comparable to existing local market rates for similar properties, (ii) be on commercially reasonable terms, (iii) have a term of not less than three (3) years (unless Lender approves in writing a shorter tenn),

(iv) have a term of not more than ten (10) years, including all extensions and renewals (unless Lender approves in writing a longer term), (v) provide that such Lease is subordinate to the Mortgage and the Assignment of Leases and that the  Tenant thereunder will attom to Lender and any purchaser at a foreclosure sale, (vi) be to Tenants that are creditworthy, (vii) be written substantially in accordance with the standard form of Lease which shall have been approved by Lender (subject to any commercially reasonable changes made in the course of negotiations with the applicable Tenant), (viii) not be to an Affiliate of Borrower or Guarantor, and (ix) not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the Property), any requirement for a non-disturbance or recognition agreement, or any other terms which would materially adversely affect Lender's rights under the Loan Documents. All Major Leases and all renewals, amendments and modifications thereof executed after the date hereof shall be subject to Lender's prior approval. Borrower shall not permit or consent to any assignment or sublease of any Major Lease without Lender's prior  written approval (other than assignments or subleases expressly permitted under any Major Lease pursuant to a unilateral right of the Tenant thereunder not requiring the consent of Borrower). Lender, at Borrower's sole cost and  expense, shall execute and deliver its  then standard form of subordination, non-disturbance and attornment agreement to Tenants under any future Major Lease approved by Lender upon request, with such commercially reasonable changes as may be requested by such Tenants and which are acceptable to Lender.

(a) Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the Tenants thereunder to be observed or performed in a commercially reasonable manner, provided, however, Borrower shall not terminate or accept a surrender of a Lease without Lender's prior approval; (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); and (v) shall not alter, modify or change any Lease so as to change the amount of or payment date for rent, change the expiration date, grant any option for additional space or term, materially reduce the obligations of the Tenant or increase the obligations of the lessor. Upon request, Borrower shall furnish Lender with executed copies of all Leases.  Borrower shall promptly send copies to Lender of all written notices of material default which Borrower shall receive under the Leases.

(b) All security deposits of Tenants, whether held in cash or any other form, shall be held in compliance with all Legal Requirements, shall not be commingled with any other funds of Borrower and, if cash, shall be deposited by Borrower at a separately designated account under Borrower's control at the Clearing Bank. After the commencement of a Sweep Event Period, Borrower shall, upon Lender's request, if permitted by applicable Legal Requirements, cause all such security deposits (and any interest theretofore earned thereon) to be transferred into the Cash Management Account (which shall then be held by Cash Management Bank in a separate Account), which shall be held by Cash Management Bank subject to the terms of the Leases. Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under any applicable Legal Requirements (i) shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as herein above described,

(ii) shall be issued by an institution reasonably satisfactory to Lender, (iii) shall, if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender's option, be fully assignable to Lender), and (iv) shall in all respects comply with any applicable Legal Requirements and otherwise be satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence satisfactory to Lender of Borrower's compliance with the foregoing.

(a) Borrower shall have the right, without the consent or approval of Lender, to terminate or accept a surrender of any Lease that is not a Major Lease so long as such termination or surrender is (i) by reason of a tenant default and (ii) in a commercially reasonable manner to preserve and protect the Property.

                       4.1.11 Alterations. Lender's prior approval shall be required in connection with any alterations to any Improvements (i) that may have a material adverse effect on Borrower's financial condition, the value or use of the Property or the ongoing revenues and expenses of the Property, (ii) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold, or (iii) that adversely affects any structural component of any Improvements, any utility or HVAC system contained in the Improvements or the exterior of any building constituting a part of any Improvements (any of the foregoing, a "Material Alteration"). If the total unpaid amounts  incurred  and to be incurred with respect to such alterations to the Improvements shall at any time exceed the Alteration Threshold, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's Obligations under the Loan Documents any of the following: (i) cash, (ii) a Letter of Credit, (iii) U.S. Obligations, (iv) other securities acceptable to Lender, provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same, or (v) a completion bond, provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements (other than such amounts to be paid or reimbursed by Tenants under the Leases) over the Alteration Threshold, and Lender may apply such security from time to time at the option of Lender to pay for such alterations. Upon substantial completion of any Material Alteration, Borrower shall provide evidence satisfactory to Lender that (i) the Material Alteration was constructed in accordance with applicable Legal Requirements, (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of liens, and (iii) all material licenses and permits necessary for the use, operation and occupancy of the Material Alteration (other than those  which depend on the performance of tenant improvement work) have been issued.

2.1.12 Approval of Major Contracts. Borrower shall be required to obtain Lender's prior written approval of any and all Major Contracts affecting the Property, which approval may be granted or withheld in Lender's sole discretion.

2.1.13 After Acquired Property. Borrower will grant to Lender a first Lien security interest in and to all equipment and other personal property owned by  Borrower, whether or not used in the construction, maintenance and/or operation of the Improvements, immediately upon acquisition of same or any part of same.

2.1.14	Patriot Act Compliance.

(a) Borrower will use its good faith and commercially reasonable efforts to comply with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and/or the Property, including those relating to money laundering and terrorism. Lender shall have the right to audit Borrower's compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and/or the Property, including those relating to money laundering and terrorism. In the event that Borrower fails to comply with the Patriot Act or any such requirements of Governmental Authorities, then Lender may, at its option, cause Borrower to comply therewith and any and all costs and expenses incurred by Lender in connection therewith shall be secured by the Mortgage and the other Loan Documents and shall be immediately due and payable.

(b) Neither Borrower nor any owner of a direct or indirect interest in Borrower (i) is listed on any Government Lists, (ii) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions  contained in the rules and regulations of OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense, or (iv) is currently under investigation by any Governmental Authority for alleged criminal activity. For purposes hereof, the term "Patriot Act Offense" means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism, (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, or (E) the Patriot Act. "Patriot Act Offense" also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term "Government Lists" means (1) the Specially Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control ("OFAC"), (2) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrower in writing is now included in "Government Lists", or (3) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Governmental Authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in "Government Lists".

2.1.15 Personal Property Taxes. Borrower shall timely file and pay all personal property taxes relating to the Property in accordance with all applicable governmental rules and regulations.

follows:

2.1.16
Hotel Covenants. Borrower further covenants and agrees with Lender as

(a)	Borrower shall cause the hotel located on the Property to be operated pursuant to the Franchise Agreement.

(b) Borrower shall (i) promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under the Franchise Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any default by Franchisor under the Franchise Agreement of which it is aware; (iii) promptly notify Lender of the giving of any written notice by the Franchisor to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or agreements of the Franchise

Agreement on the part of Borrower, as franchisee thereunder, to be performed or observed, and deliver to Lender a true copy of each such notice, (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Franchise Agreement; and

(v) promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the Franchisor under the Franchise Agreement.

(c) If Borrower shall enter into any new or amended Franchise Agreement, Lender shall receive within thirty (30) days following the execution of such Franchise Agreement a comfort letter from the Franchisor in which Franchisor shall agree

(i) that Lender shall have the right, but not the obligation, to cure any defaults under the Franchise Agreement, (ii) to give Lender written notice of, and a reasonable time to cure, any default of Borrower under the Franchise Agreement, (iii) not to assert against Lender any defaults which by their nature are personal to Borrower and not curable by Lender;

(iv) to allow Lender to change managers of the hotel operated at the Property; (v) that, if Lender or its Affiliate shall acquire title to the Property, Lender or its affiliate shall have an option to succeed to the interest of Borrower under the Franchise Agreement (or to be granted a new license agreement on the same terms as the Franchise Agreement) without payment of any fees to Franchisor; (vi) that the Franchise Agreement will remain in  effect during any foreclosure proceedings by Lender provided Lender cures all monetary defaults under the Franchise Agreement; (vii) not to modify, cancel, surrender, assign, transfer or otherwise terminate the Franchise Agreement during the Term without the consent of Lender; and (viii) that if Lender or its Affiliate succeeds to Borrower's interest under the Franchise Agreement, Lender may assign its rights therein to any entity which acquires the Property from Lender or its Affiliate (subject to Franchisor's reasonable approval). The foregoing to the contrary notwithstanding, Lender will not unreasonably withhold approval of Franchisor's standard form of "comfort letter" addressing those matters set forth above.

2.1.17 Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower's or Guarantor's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

2.1.18 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

2.1.19 Award and Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property (including the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting the Property or any part thereof), and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys' fees and disbursements) out of such Insurance Proceeds and Awards.

2.1.20 Business and Operations. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower will qualify to do business and will remain in good standing under the laws of (a) the State and (b) each other jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Property.

2.1.21 Costs of Enforcement. In the event (a) that the Mortgage is foreclosed in whole or in part or that the Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to the Mortgage in which proceeding Lender is made a party, (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors or

(d) an Event of Default occurs and Lender exercises any of its remedies under the Loan Documents, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense (including, without limitation, the taxes, appraisals and legal fees), incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

2.1.22 Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior consent of Lender.

2.1.23 Required Repairs. Borrower shall perform the repairs and other work at the Property as set forth on Schedule II (such repairs and other work hereinafter referred to as "Required Repairs") and shall complete each of the Required Repairs on or before the date that is six (6) months after the Closing Date.

Section 4.2Borrower Negative Covenants.

Borrower covenants and agrees with Lender that throughout the Term:

2.1.1 Due on Sale and Encumbrance; Transfers of Interests. Without the prior written consent of Lender, but, in each instance, subject to the provisions of Article 8, neither Borrower nor any other Person having a direct or indirect ownership or beneficial interest in Borrower shall sell, convey, mortgage, grant, bargain, encumber, pledge, assign or transfer the Property or any part thereof, or any interest, direct or indirect, in Borrower, whether voluntarily or involuntarily (a "Transfer"). A Transfer within the meaning of this Section 4.2.1 shall be deemed to include (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower for the leasing of all or a substantial part of the Property for any purpose other than the actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (iii) if

Borrower, Guarantor or any general partner, managing member or controlling shareholder of Borrower or Guarantor is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock; (iv) if Borrower, Guarantor or any general partner, managing member or controlling shareholder of Borrower or Guarantor is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the partnership interest of any general partner, managing partner or limited partner or the transfer of the interest of any joint venturer or member; and (v) any pledge, hypothecation, assignment, transfer or other encumbrance of any direct or indirect ownership interest in Borrower.

2.1.2 Liens. Borrower shall not create, incur, assume or permit to exist any Lien on any direct or indirect interest in Borrower or any portion of the Property, except for the Permitted Encumbrances.

2.1.3 Dissolution. Borrower shall not (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership and operation of the Property, (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower except to the extent expressly permitted by the Loan Documents, in each case without obtaining the prior consent of Lender.

2.1.4 Change in Business. Borrower shall not enter into any line of business other than the ownership and operation of the Property. Borrower shall not change the current use of the Property in any material respect.

2.1.5 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than the termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

2.1.6 Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the partners, members or shareholders, as applicable, of Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

2.1.7 Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

2.1.8 Assets. Borrower shall not purchase or own any property other than the Property and any property necessary or incidental for the operation of the Property.

2.1.9 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied  against such personal property shall be assessed or levied or charged to the Property.

2.1.10 Principal Place of Business. Borrower shall not change its principal place of business from the address set forth on the first page of this Agreement without first giving Lender thirty (30) days' prior written notice.

2.1.11 Change of Name, Identity or Structure. Borrower shall not change Borrower's name, identity (including its trade name or names) or, if not an  individual, Borrower's corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and without first obtaining the prior written consent of Lender. Borrower shall execute and deliver to Lender,  prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request  of  Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

2.1.12 Special Purpose. Without in any way limiting the provisions of  this Article 4, Borrower shall not take or permit any action that would result in Borrower not being in compliance with the representations, warranties and covenants set forth in Section 3.1.24.

2.1.13	ERISA.

(a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

(b) Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (A) Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(32) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (B) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

(i) Equity interests in Borrower are publicly offered securities, within the meaning of29 C.F.R §2510.3-101(b)(2);

(ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of29 C.F.R §2510.3-101(£)(2);

(iii) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of29 C.F.R §2510.3-lOl(c) or(e); or

(iv) The assets of Borrower are not otherwise "plan assets" of one or more "employee benefit plans" (as defined in Section 3(3) of ERISA) subject to Title I ofERISA, within the meaning of29 C.F.R. §2510.3-101.

2.1.14	Intentionally Omitted.

2.1.15 Embargoed Person. At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents,

(a) none of the funds or other assets of Borrower or Guarantor shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C.  §§ 1701  et seq.,  The Trading  with  the Enemy  Act, 50 U.S.C. App. 1  et seq., and any Executive Orders or regulations promulgated thereunder, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law (each, an "Embargoed Person"), or the Loan made by Lender would be in violation of law, (b) no Embargoed Person shall have any interest of any nature whatsoever in Borrower or Guarantor, as applicable, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law, and (c) none of the funds of Borrower or Guarantor, as applicable, shall be derived from any unlawful activity with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation oflaw.

2.1.16 Operating Agreements. Borrower shall at all times comply in all material respects with all Operating Agreements. Borrower agrees that without the prior written consent of Lender, Borrower will not amend, modify or terminate any of the Operating Agreements.

2.1.17 Hotel Covenants. Borrower shall not, without Lender's prior written consent (i) surrender, terminate or cancel the Franchise Agreement; (ii) reduce or consent to the reduction of the term of the Franchise Agreement; (iii) increase or consent to the increase of the amount of any charges under the Franchise Agreement; or (iv) otherwise modify, change, supplement, assign, transfer, alter or amend, or waive or release any of its rights and remedies under, the Franchise Agreement.

ARTICLES

INSURANCE, CASUALTY AND CONDEMNATION

Section 5.1Insurance.

2.1.1	Insurance Policies.

(a) Borrower, at its sole cost and expense, shall obtain and maintain during the entire Term, or cause to be maintained, insurance policies for Borrower and the Property providing at least the following coverages:

(i) Property insurance against loss or damage by fire, lightning, riot and civil commotion, vandalism, malicious mischief, burglary and theft, terrorism and such other perils as are normally included in a "special form" policy (formerly known as an "all-risk" policy), (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost" of the Property, which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation and a deductible in an amount acceptable to Lender; (B) containing an agreed amount endorsement with respect to the Improvements and personal property at the Property waiving all co-insurance provisions; and

(C) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, and compensating for loss of value or property resulting from operation of law and the cost of demolition and the increased cost of construction in amounts as required by Lender. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area", flood insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Program, or such greater amount as Lender shall require; and (z) earthquake insurance in an amount equal to one and one-half times (l .5x) the probable maximum loss of the Property as determined by Lender in its sole discretion and in form and substance satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);

(ii) commercial general liability insurance, including a broad form comprehensive general liability endorsement and coverages against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called "occurrence" form and containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00), with a combined limit per policy year, excluding umbrella coverage, of not less than Two Million and No/100 Dollars ($2,000,000.00); (B) to continue at not less than the aforesaid limit until required to be changed by Lender by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards:

(1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article 8 of the Mortgage to the extent the same is available;

(iii) rent loss and/or business interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above and Section 5.1. l{h) below;

(C) covering a period of restoration of twelve (12) months and containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of one hundred eighty (180) days from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; (D) in an amount equal to one hundred percent (100%) of the projected Gross Revenue from the Property for a period of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed; and (E) covering the actual loss sustained during the restoration. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the Gross Revenue from the Property for the succeeding twelve (12) month period. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the Obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its Obligations to pay the Debt on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above-mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to

occ.upy the Prop.er.ty, and (4) with an agreed amount endorsement waiving co-msurance prov1s1ons;

(v) workers' compensation, subject to the statutory limits of  the state in which the Property is located, and employer's liability insurance with limits which are required from time to time by Lender in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

(vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(vii) umbrella liability insurance in addition to primary coverage in an amount not less than $5,000,000.00 per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above and (viii) below. However, so long as the underlying General Liability policy is subject to an annual aggregate, or annual cap, shared by other locations, umbrella liability insurance in addition to primary coverage in an amount not less than $25,000,000.00 per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above and (viii) below; provided, however, that if at any time during the term of the Loan, the amount of such umbrella insurance coverage available under such policy is

$15,000,000.00 or less, Borrower shall, within thirty (30) days of  such occurrence, provide Lender with such additional insurance policies and/or coverage of umbrella liability insurance (in addition to primary coverage and any remaining available umbrella insurance coverage under the policy required in this subsection (vii)) in an amount not less than $10,000,000.00 per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above and (viii) below and that otherwise satisfies the requirements contained herein;

(viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, with limits which are required from time to time by Lender;

(ix) windstorm insurance in an amount equal one hundred percent (100%) of the Full Replacement Cost of the Property, with a deductible acceptable to Lender;

(x) if applicable, insurance against employee dishonesty in an amount not less than one (1) month of Gross Revenue from the Property and with a deductible not greater than Ten Thousand and No/I 00 Dollars ($10,000.00); and

(xi) upon sixty (60) days' notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to the Property located in or around the region in which the Property is located.

(b) All insurance provided for in Section 5.1.l(a) shall be obtained under valid and enforceable policies (collectively, the "Policies" or in the singular, the "Policy") and shall be subject to the approval of Lender as to form and substance, including insurance companies, amounts, deductibles, loss payees and insureds. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies (and, upon the written request of Lender, copies of such Policies) accompanied by evidence satisfactory to Lender of payment of the premiums then due thereunder (the "Insurance Premiums"), shall be delivered by Borrower to Lender.

(c) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 5.1.l(a).

(d) All Policies of insurance provided  for  or  contemplated  by Section 5.1.l(a). except for the Policy referenced in Section 5.1.l(a)(v), shall name Borrower as the insured and Lender and its successors and/or assigns as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, windstorm, flood  and  earthquake  insurance,  shall  contain  a  so-called  New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender. Additionally, if  Borrower  obtains property  insurance  coverage  in  addition  to  or  in  excess  of  that  required   by Section 5.1.l(a){i). then such insurance policies shall also contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(e) All Policies of insurance provided for in Section 5.1.l{a). except for the Policies referenced in Section 5.1.l(a)(v) and (a)(viii). shall contain clauses or endorsements to the effect that:

(i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which could reasonably be expected to otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii) the Policy shall not be canceled or terminated without at least thirty (30) days' written notice to Lender and any other party named therein as an additional insured and shall not be materially changed (other than to  increase the coverage provided thereby) without such a thirty (30) day notice;

(iii) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder; and

(iv) the issuers thereof shall give notice to Lender if the Policies have not been renewed fifteen (15) days prior to its expiration; and

(f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect (including, without limitation, reasonable attorney's fees) shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Mortgage and shall bear interest at the Default Rate.

(g) In the event of foreclosure of the Mortgage or other transfer of title to the Property in extinguishment in whole or in part of the Obligations, all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

(h) The property insurance and rental loss and/or business interruption insurance required under Sections 5.1.l(a)(i) and (iii) above shall cover perils of terrorism and acts of terrorism and Borrower shall maintain property insurance and rental loss and/or business interruption insurance for loss resulting from perils and acts of terrorism on terms  (including  amounts)  consistent  with  those  required  under Sections 5.1.l(a)(i) and (iii) above at all times during the term of the Loan.

(i) The property and loss of rents/business interruption insurance policies required in this Section 5.1 shall not exclude "Acts of Terrorism" as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, as extended and modified by the Terrorism Risk Insurance Program Authorization Act of 2015, as the same may be further modified, amended, or extended.

2.1.2	Insurance Company. All Policies required pursuant to Section 5. I. I

(i) shall be issued by companies authorized to do business in the state where the Property is located, with a financial strength and claims paying ability rating of at least (A)  "A-:VIII" from

A.M. Best Company or "A3" (or the equivalent) from Moody's Investors Service, Inc. and (B) "A-" from Standard & Poor's Ratings Service; (ii) shall, with respect to all property insurance policies, name Lender and its successors and/or assigns as their interest may appear as lender and mortgagee; (iii) shall, with respect to all property insurance policies and rental loss and/or business interruption insurance policies, contain a Standard Mortgagee Clause and a Lender's Loss Payable Endorsement, or their equivalents, naming Lender and its successors and/or assigns as the person to whom all payments made by such insurance company shall be paid; (iv) shall, with respect to all liability policies, name Lender and its successors and/or assigns as an additional insured; (v) shall contain a waiver of subrogation against Lender; (vi) shall contain such provisions as Lender deems reasonably necessary or desirable to protect its interest including endorsements providing (A) that neither Borrower, Lender nor any other party shall be a co-insurer under said Policies, (B) that Lender shall receive at least thirty (30) days' prior written notice of any modification, reduction or cancellation, and (C) for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of properties with a standard of operation and maintenance comparable to and in the general vicinity of the Property, which amount shall be reasonably acceptable to Lender and in no event, shall be greater than 5% of the Full Replacement Cost; and (vii) shall be satisfactory in form and substance to Lender and shall be approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. No property or rental loss/business interruption insurance policy required hereunder shall include any so called "terrorist exclusion" or similar exclusion or exception to insurance coverage relating to the acts of terrorist groups or individuals. Certified copies of the Policies shall be delivered to Lender, 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139, on the date hereof with  respect  to  the current  Policies  and  within thirty (30) days after the effective date thereof with respect to all renewal Policies. Borrower shall pay the Insurance Premiums annually in advance as the same become due and payable and shall furnish to Lender evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided, however, that Borrower shall not be required to pay such Insurance Premiums nor furnish such evidence of payment to Lender in the event that the amounts required to pay such Insurance Premiums have been deposited into the Insurance  Account  pursuant  to  Section 6.4 hereof). In addition to the insurance coverages described in Section 5.1.1 above, Borrower shall obtain such other insurance as may from time to time be reasonably required by Lender in order to protect its interests. Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

Section 5.2Casualty.

If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the Restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 5.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may participate in any settlement discussions with any insurance companies (and shall approve any final settlement) with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than the Restoration Threshold and Borrower shall deliver to Lender all instruments required by Lender to permit such participation. Any Insurance Proceeds in connection with any Casualty (whether or not Lender elects to settle and adjust the claim or Borrower settles such claim) shall be due and payable solely to Lender and held by Lender in accordance with the terms of this Agreement. In the event Borrower or any party other than Lender is a payee on any check representing Insurance Proceeds with respect to any Casualty, Borrower shall immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse any such check payable to the order of Lender. The expenses incurred by Lender in the adjustment and collection of Insurance Proceeds shall become part of the Obligations, shall be secured by the Loan Documents and shall be reimbursed by Borrower to Lender upon demand.

Borrower hereby releases Lender from any and all liability with respect to the settlement and adjustment by Lender of any claims in respect of any Casualty.

Section 5.3Condemnation.

Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of all or any portion  of the Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 5.4, whether or not an Award is available. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

Section 5.4Restoration.

The following provisions shall apply in connection with the Restoration:

(a) If the Net Proceeds shall be less than the Restoration Threshold  and the costs of completing the Restoration shall be less than the Restoration Threshold, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 5.4{b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(b) If the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration is equal to or greater than the Restoration Threshold, the Net Proceeds will be held by Lender and Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 5.4. The term "Net Proceeds" for purposes of this Section 5.4 shall mean:

(i)

the  net  amount  of  all  insurance  proceeds  received  by  Lender  pursuant   to Section 5.1.1(a)(i), (iv), and (vi) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Insurance Proceeds"), or (ii) the net amount of the

Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Condemnation Proceeds"), whichever the case may be.

(i) The Net Proceeds shall be made available to Borrower for Restoration upon the approval of Lender in its sole discretion that the following conditions are met:

(A)	no Event of Default shall have occurred and be

continuing;

(B) (1) in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is located on such land;

(C) Leases demising in the aggregate a percentage amount equal to or greater than seventy-five percent (75%) of the total rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration without abatement of rent beyond the time required for Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and will make all necessary repairs and restorations thereto at their sole cost and expense;

(D) Borrower shall commence the Restoration (including application of necessary licenses or permits) as soon as reasonably practicable (but in no event later than ninety (90) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

(E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 5.1.l{a)(iii), if applicable, or (3) by other funds of Borrower;

(F) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) the date six (6) months prior to the Stated Maturity Date, (2) the earliest date required for such completion under the terms of any Lease, if any Leases are in place at the Property, (3) such time as may be required under applicable Legal Requirements or (4) the expiration of the insurance coverage referred to in Section 5.1.1{a){iii);

(G) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;

(H) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

(I) such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the related Improvements;

(J) the Restoration DSCR, after giving effect to the Restoration, shall be equal to or greater than 1.75 to 1.00;

(K) the Loan to Value Ratio after giving effect to the Restoration, shall be equal to or less than sixty-five percent (65%);

(L) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower's architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender; and

(M) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender's discretion to cover the cost of the Restoration.

(ii) The Net Proceeds shall be held by Lender in the Casualty and Condemnation Account and, until disbursed in accordance with  the provisions of this Section 5.4{b), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that

(A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction  of Lender by the title company issuing the Title Insurance Policy.

(i) All plans and specifications required in connection with the Restoration shall be subject to the prior approval of Lender and an independent consulting engineer selected by Lender (the "Casualty Consultant"). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to the approval of Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with recovering, holding and advancing the Net Proceeds for the Restoration including, without limitation, reasonable attorneys' fees and disbursements and the Casualty Consultant's fees and disbursements, shall be paid by Borrower.

(ii) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage. The term "Casualty Retainage" shall mean, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 5.4(b). be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which (i) the Casualty Consultant certifies to Lender that such contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of such contractor's, subcontractor's or materialman's contract, (ii) the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and (iii) Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the Lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(iii) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(iv) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender (for deposit into the Casualty and Condemnation Account) before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be deposited by Lender into the Casualty and Condemnation Account and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 5.4{b) shall constitute additional security for the Obligations.

(v) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing.

(c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant  to Section 5.4(b){vii), may be retained and applied by  Lender  in  accordance  with Section 2.4.4 hereof toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its discretion. Additionally, throughout the term of the Loan, if a Default or an Event of Default has occurred, then the Borrower shall pay to Lender, with respect to any payment of the Debt pursuant to this Section 5.4(c). an additional amount equal to the Prepayment Fee; provided, however, that if a Default or an Event of Default has not occurred, then the Prepayment Fee shall not be payable.

(d) In the event of foreclosure of the Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property, and all proceeds payable thereunder, shall thereupon vest in the purchaser at such foreclosure, or Lender or other transferee in the event of such other transfer of title.

(e) Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance company makes a payment under a property insurance Policy that Borrower proposes be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance company as to the purpose of such payment, as between Lender and Borrower, such payment shall not be treated as business or rental interruption Insurance Proceeds unless Borrower has demonstrated to Lender's satisfaction that the remaining Net Proceeds that have been received from the property insurance companies are sufficient to pay 100% of the cost of the Restoration or, if such Net Proceeds are to be applied to repay the Obligations in accordance with the terms hereof, that such remaining Net Proceeds will be sufficient to satisfy the Obligations in full.

(f) Notwithstanding the foregoing provisions of this Section 5.4, if the Loan is included in a REMIC Trust and, immediately following a release of any portion of the real property relating to the Property following a Casualty or Condemnation, the ratio of the unpaid principal balance of the Loan to the value of the remaining real property relating to the Property is greater than 125% (such value to be determined, in Lender's sole discretion, by any commercially reasonable method permitted to a REMIC Trust, based solely on real property and excluding personal property and going concern value, if any), Lender shall not be required to release any Net Proceeds for Restoration of the Property, and the principal balance of the Loan  must  be paid  down  by  Borrower by the greater of (A) such amount as may be required such that the Securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of lien or (B) least of the following amounts: (i) the Net Proceeds, (ii) the fair market value of the released Property at the time of the release, or (iii) an amount such that the loan-to-value ratio of the Loan (as so determined by Lender) does not increase after the release.

ARTICLE6

CASH MANAGEMENT AND RESERVE FUNDS

Section 6.1Cash Management Arrangements.

No later than thirty (30) days following the commencement of a Sweep Event Period, Borrower shall (a) establish and maintain for the remainder of the Term, at a local bank selected by Borrower and reasonably approved by Lender (the "Clearing Bank"), a trust account (the "Clearing Account") pursuant to a control agreement by and among Borrower, Lender, Manager and the Clearing Bank in form and substance reasonably satisfactory to Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Clearing Account Agreement"), and (b) for the remainder of the Term, cause all Rents and other Gross Revenue to be transmitted by commercial Tenants at the Property and credit card companies as facilitated by Credit Card Direction Letters (but not individual transient hotel guests who are not paying with a credit card) directly into the Clearing Account. If, following a Sweep Event Period, Borrower shall fail to comply with the terms and provisions of this Section 6.1, Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to establish a Clearing Account, enter into a Clearing Account Agreement and cause all Rents and other Gross Revenue to be transmitted to such Clearing Account (including by delivering Credit Card Direction Letters) in the name, and upon behalf, of Borrower, Borrower ratifying all that its said attorney shall do by virtue thereof, which power of attorney shall be irrevocable and shall be deemed coupled with an interest. Without in any way limiting the foregoing, if Borrower or Manager receives any Gross Revenue from the Property from and after the commencement of a Sweep Event Period (including amounts paid by transient hotel guests by means other than credit card), then (i) such amounts shall be deemed to be collateral for the Obligations and shall be held in trust for the benefit, and as the property, of Lender, (ii) such amounts shall not be commingled with any other funds or property of Borrower or Manager, and (iii) Borrower or Manager shall deposit such amounts in the Clearing Account within one (1) Business Day of receipt. Funds deposited into the Clearing Account shall be swept by the Clearing Bank on a daily basis into Borrower's operating account at the Clearing Bank, unless a Sweep Event Period is continuing, in which event such funds shall be swept on a daily basis into an Eligible Account at the Cash Management Bank controlled by Lender (the "Cash Management Account") and applied and disbursed in accordance with this Agreement and the Cash Management Agreement. Funds in the Cash Management Account shall be invested in Permitted Investments, as more particularly set forth in the Cash Management Agreement. Lender may also establish subaccounts of the Cash Management Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as "Accounts"). The Cash Management Account and all other Accounts will be under the sole control and dominion of Lender, and Borrower shall have no right of withdrawal therefrom. Borrower shall pay for all expenses of opening and maintaining all of the above accounts.

Section 6.2 Intentionally Omitted . Section 6.3 Tax Funds.

1.6.1 Deposits of Tax Funds. Borrower shall deposit with Lender (i) an amount reasonably determined by Lender on the Closing Date, and (ii) on each Monthly Payment Date, an amount equal to one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months, in order to accumulate sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, which amounts shall be transferred into an Account established by or on behalf of Lender to hold such funds (the "Tax Account"). Amounts deposited from time to time into the Tax Account pursuant to this Section 6.3.1 are referred to herein as the "Tax Funds". If at any time Lender reasonably determines that the Tax Funds will not be sufficient to pay the Taxes, Lender shall notify Borrower of such determination and the monthly deposits for Taxes shall be increased by the amount that Lender estimates is sufficient to make up the deficiency by the date that is at least thirty (30) days prior to the respective due dates for the Taxes; provided, that if Borrower receives notice of any deficiency after the date that is thirty (30) days prior to the date that Taxes are due, Borrower will deposit with or on behalf of Lender such amount within three (3) Business Day after its receipt of such notice.

1.6.2 Release of Tax Funds. Provided no Event of Default shall exist and remain uncured, Lender shall direct Servicer to apply the Tax Funds in the Tax Account to payments of Taxes, provided Borrower shall furnish Lender with all bills, invoices and statements for the Taxes for which such funds are required at least thirty (30) days prior to the date on which such charges first become payable. In making any payment relating to Taxes, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax Funds shall exceed the amounts due for Taxes, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax Funds. Any Tax Funds remaining in the Tax Account after the Obligations have been paid in full shall be returned to Borrower.

Section 6.4Insurance Funds.

1.6.1 Deposits of Insurance Funds. Borrower shall deposit with Lender (i) an amount reasonably determined by Lender on the Closing Date, and (ii) on each  Monthly Payment Date, an amount equal to one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof, in order to accumulate sufficient funds to pay all such Insurance Premiums  at  least thirty (30) days prior to the expiration of the Policies, which amounts shall be transferred into an Account established by or on behalf of Lender to hold such funds (the "Insurance Account"). Amounts deposited from time to time into the Insurance Account pursuant to this Section 6.4.1 are referred to herein as the "Insurance Funds". If at any time Lender reasonably determines  that the Insurance Funds will not be sufficient to pay the Insurance Premiums, Lender shall notify Borrower of such determination and the monthly deposits for Insurance Premiums shall be increased by the amount that Lender estimates is sufficient to make up the deficiency by the date that is at least thirty (30) days prior to the expiration of the Policies; provided, that if Borrower receives notice of any deficiency after the date that is thirty (30) days prior to the expiration of the Policies, Borrower will deposit with or on behalf of Lender such amount within one (1) Business Day after its receipt of such notice.

1.6.2 Release of Insurance Funds. Provided no Event of Default shall exist and remain uncured, Lender shall direct Servicer to apply the Insurance Funds in the Insurance Account to payment of Insurance Premiums, provided Borrower shall furnish Lender with all bills, invoices and statements for the Insurance Premiums for which such funds are required at least thirty (30) days prior to the date on which such charges first become payable. In making any payment relating to Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the insurer or its agent, without inquiry into the accuracy of such bill, statement or estimate. If the amount of the Insurance Funds shall exceed the amounts due for Insurance Premiums, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Insurance Funds. Any Insurance Funds remaining in the Insurance Account after the Obligations have been paid in full shall be returned to Borrower.

Section 6.5FF&E Reserve Funds

1.6.1 Deposits of FF&E Reserve Funds. Borrower shall deposit with Lender on each Monthly Payment Date, an amount equal to one-twelfth of an amount equal to (i) from the Closing Date until the Monthly Payment Date in April, 2021, two (2.0%), (ii) from the Monthly Payment Date in May, 2021 through and including the Monthly Payment Date in April, 2022, three percent (3.0%) and (iii) from and after the Monthly Payment Date in May, 2022, four percent (4.0%) of the annual Gross Revenue for the Property as determined by Lender for annual Capital Expenditures and the repair and replacement of the furniture, fixtures and equipment at or in or used in the operation of the Property (the "FF&E Work") that may be incurred following the date hereof, which amounts shall be transferred into an Account established by or on behalf of Lender to hold such funds (the "FF&E Reserve Account"). Lender may from time to time reassess its estimate of the required monthly amount necessary for the FF&E Work and, upon notice to Borrower, Borrower shall be required to deposit with or on behalf of Lender each month such reassessed amount, which shall be transferred into the FF&E Reserve Account. Amounts deposited from time to time into the FF&E  Reserve  Account  pursuant  to  this Section 6.5.1 are referred to herein as the "FF&E Reserve Funds".

1.6.2	Release ofFF&E Reserve Funds.

(a) Lender shall direct Servicer to disburse the FF&E Reserve Funds to Borrower out of the FF&E Reserve Account upon satisfaction by Borrower of each of the following conditions with respect to each such disbursement: (i) such disbursement is for an Approved FF&E Expense; (ii) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made, which request shall specify the Approved FF&E Expenses to be paid; (iii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, and (iv) Lender shall have received

(1) an Officer's Certificate from Borrower (A) stating that the items to be funded by the requested disbursement are Approved FF&E Expenses, and a description thereof,

(B) stating that all Approved FF&E Expenses to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (C) identifying each Person that supplied materials or labor in connection with the Approved FF&E Expenses to be funded by the requested disbursement, together with invoices for such materials and/or labor, (D) stating that each such Person has been paid in full or will be paid in full upon such disbursement,

(E) stating that the Approved FF&E Expenses to be funded have not been the subject of a previous disbursement, (F) stating that all previous disbursements of FF&E Reserve Funds have been used to pay the previously identified Approved FF&E Expenses, and

(G) stating that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full and (2) with respect to any disbursement greater than $10,000: (I) a copy of any license, permit or other approval required by any Governmental Authority in connection with the Approved FF&E Expenses and not previously delivered to Lender, (II) lien waivers or other evidence of payment satisfactory to Lender, (III) at Lender's option, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender, and (IV) such other evidence as Lender shall reasonably request to demonstrate that the Approved FF&E Expenses to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required  to disburse FF&E Reserve Funds more frequently than once each calendar month, and Lender shall not be required to make disbursements from the FF&E Reserve Account unless such requested disbursement is in an amount greater than $5,000 (or a lesser amount if  the total amount in the FF&E Reserve Account is less than $5,000, in which case only one disbursement of the amount remaining in the account shall be made).

(a) Nothing in this Section 6.5.2 shall (i) make Lender responsible for performing or completing any FF&E Work; (ii) require Lender to expend funds in addition to the FF&E Reserve Funds to complete any FF&E Work; (iii) obligate Lender to proceed with any FF&E Work; or (iv) obligate Lender to demand from Borrower additional sums to complete any FF&E Work.

(b) Borrower shall permit Lender and Lender's agents and representatives (including Lender's engineer, architect or inspector) or third parties to enter onto the Property during normal business hours (subject to the rights of Tenants under their Leases) to inspect the progress of any FF&E Work and all materials being used in connection therewith and to examine all plans and shop drawings relating to such FF&E Work. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other Persons described above in connection with inspections described in this Section 6.5.2(c).

(c) If a disbursement of FF&E Reserve Funds will exceed $20,000.00, Lender may require an inspection of the Property at Borrower's expense prior to making a disbursement of FF&E Reserve Funds in order to verify completion of the FF&E Work for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and may require a certificate of completion by an independent qualified professional architect acceptable to Lender prior to the disbursement of FF&E Reserve Funds. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional architect.

(d) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen's compensation insurance, builder's risk insurance, public liability insurance and other insurance to the extent required under applicable law in connection with the FF&E Work. All such policies shall be in form and amount satisfactory to Lender.

Section 6.6 Intentionally Omitted.

Section 6.7 Intentionally Omitted.

Section 6.8 Intentionally Omitted.

Section 6.9 Excess Cash Flow Funds. Borrower shall deposit or cause to be deposited with or on behalf of Lender the funds specified in Section 6.11 hereof, which amounts shall be transferred by Cash Management Bank into an Account established to hold such funds (the "Excess Cash Flow Account") and held as additional collateral and security for the Loan. Amounts deposited from time to time into the Excess Cash Flow Account pursuant to this Section 6.9 and Section 6.11 are referred to herein as the "Excess Cash Flow Funds." Upon a termination, if any, of a Sweep Event Period, provided no other Sweep Event Period is continuing, Lender shall distribute the Excess Cash Flow Funds on deposit in the Excess Cash Flow Account to Borrower.

Section 6.10Security Interest in Reserve Funds.

2.6.1 Grant of Security Interest. Borrower shall be the owner of the Reserve Funds. Borrower hereby pledges, assigns and grants to Lender a first-priority perfected security interest to Lender, as security for the payment and performance of the Obligations, in all of Borrower's right, title and interest in and to the Reserve Funds. The Reserve Funds shall be under the sole dominion and control of Lender. The Reserve Funds shall not constitute a trust fund and may be commingled with other monies held by Lender.

2.6.2 Income Taxes; Interest. Borrower shall report on its federal, state, commonwealth, district and local income tax returns all interest or income accrued on the Reserve Funds. The Reserve Funds shall earn interest at a rate commensurate with the rate of interest paid from time to time on money market accounts at a commercial bank selected by Lender in its sole discretion from time to time, with interest credited monthly to such Reserve Funds (with the exception of the Tax Funds and the Insurance Funds Funds). All earnings or interest on each of the Reserve Funds (with the exception of the Tax Funds and the Insurance Funds) shall be and become part of the respective Reserve Fund and shall be disbursed as provided in the paragraph(s) of this Agreement applicable to each such Reserve Fund. No earnings or interest on the Tax Funds or the Insurance Funds shall be payable to Borrower.

2.6.3 Prohibition Against Further Encumbrance. Borrower shall not, without the prior consent of Lender, further pledge, assign or grant any security interest in the Reserve Funds or permit any Lien or encumbrance to attach thereto or any levy to be made thereon or any UCC-1 financing statements to be filed with respect thereto, except those naming Lender as the secured party.

2.6.4 Lender Remedy for Failure to Perform. In addition to Lender's remedies following an Event of Default, Borrower acknowledges that Lender shall have the right (but not the obligation) to complete or perform the Required Repairs, tenant improvements and FF&E Work (individually and collectively, as the context requires, the "Reserve Items") for which amounts have been reserved under this Loan Agreement (or pay the leasing commissions as applicable) and for such purpose, Borrower hereby appoints Lender its attorney-in-fact with full power of substitution (and which shall be deemed to be coupled with an interest and irrevocable until the Loan is paid in full and the Mortgage is discharged of record, with Borrower hereby ratifying all that its said attorney shall do by virtue thereof): (i) to complete or undertake such work in the name of Borrower; (ii) to proceed under existing contracts or to terminate existing contracts (even where a termination penalty may be incurred) and employ such contractors, subcontractors, watchman, agents, architects and inspectors as Lender determines necessary or desirable for completion of such work; (iii) to make any additions, changes and corrections to the scope of the work as Lender deems necessary or desirable for timely completion; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against the Property or as may be necessary or desirable for completion of such work; (v) to execute all applications and certificates in the name of Borrower which may be required to obtain permits and approvals for such work or completion of such work; (vi) to prosecute and defend all actions or proceedings in connection with the repair or improvements to the Property; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of Borrower's obligations under this Agreement. Amounts expended by Lender which exceed amounts held in the Accounts shall be added to the Outstanding Principal Balance, shall be immediately due and payable, and shall bear interest at the Default Rate from the date of disbursement by Lender until paid in full. In addition, in order to perform inspections or, following an Event of Default, to complete Reserve Items which Borrower has failed to perform, Borrower hereby grants Lender and its agents the right, from time to time, to enter onto the Property.

Section 6.11Property Cash Flow Allocation.

2.6.1	Order of Priority of Funds in Cash Management Account.

(a) During the continuation of a Sweep Event Period, on each Monthly Payment Date during the Term, except during the continuance of an Event of Default, all funds deposited into the Cash Management Account during the immediately preceding Interest Period shall be applied on such Monthly Payment Date in the following order of priority:

(i) First, to the Tax Account, to make the required payments of Tax Funds as required under Section 6.3;

(ii) Second, to the Insurance Account, to make the required payments of Insurance Funds as required under Section 6.4;

(iii) Third, to Lender, funds sufficient to pay the Monthly Debt Service Payment Amount, applied first to the payment of interest computed at the Interest Rate with the remainder applied to the reduction of the Outstanding Principal Balance;

(iv) Fourth, subject to the terms of the Cash Management Agreement, to the Borrower Operating Account, funds in an amount equal to the Monthly Operating Expense Budgeted Amount payable to third parties unaffiliated with Borrower;

(v) Fifth, to the FF&E Reserve Account, to make the required payments ofFF&E Reserve Funds as required under Section 6.5;

(vi) Sixth, subject to the terms of the Cash Management Agreement, to the Borrower Operating Account, funds in an amount equal to the Monthly Operating Expense Budgeted Amount payable to parties that are not classified as third parties unaffiliated with Borrower;

(vii) Seventh, to Lender, of any other amounts then due and payable under the Loan Documents;

(viii) Eighth, to the Borrower Operating Account, payments for Extraordinary Expenses approved by Lender, if any; and

(ix) Lastly, all amounts remaining after payment of the amounts set forth in clauses (i) through (viii) above (the "Remaining Receipts") to the Excess Cash Flow Account.

2.6.2 Failure to Make Payments. The failure of Borrower to make all of the payments required under clauses (i) through (vii) of Section 6.11.1{a)  in full on each Monthly Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Cash Management Account for such payments, and Borrower is not otherwise in Default hereunder, the failure by the Cash Management Bank to allocate such funds into the appropriate Accounts shall not constitute an Event of Default.

2.6.3 Application After Event of Default. Notwithstanding anything to the contrary contained in this Article 6, upon the occurrence of an Event of Default, Lender, at its option, may withdraw the Reserve Funds and any other funds of Borrower then in the possession of Lender, Servicer or Cash Management Bank (including any Gross Revenue) and apply such funds to the items for which the Reserve Funds were established or to the payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply any of the foregoing funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

ARTICLE7 PROPERTY MANAGEMENT

Section 7.1The Management Agreement.

Borrower shall (i) cause Manager to manage the Property in accordance with the Management Agreement, (ii) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed  and observed, (iii) promptly notify Lender of any default under the Management Agreement of which it is aware, (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, report and estimate received by it under the Management Agreement, and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed, then, without limiting Lender's other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower from any of its Obligations hereunder or under the Management Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed.

Section 7.2Prohibition Against Termination or Modification.

Borrower shall not (i) surrender, terminate, cancel, modify, renew or extend the Management Agreement, (ii) enter into any other agreement relating to the management or operation of the Property with Manager or any other Person, (iii) consent to the assignment by the Manager of its interest under the Management Agreement, or (iv) waive or release any of its rights and remedies under the Management Agreement, in each case without the express consent of Lender, which consent shall not be unreasonably withheld; provided, however, with respect to a new manager such consent may be conditioned upon Borrower delivering a Rating Agency Confirmation as to such new manager and management agreement. If at any time Lender consents to the appointment of a new manager, such new manager and Borrower shall, as a condition of Lender's consent, execute (i) a management agreement in form and substance reasonably acceptable to Lender, and (ii) a subordination of management agreement in a form reasonably acceptable to Lender.

Section 7.3Replacement of Manager.

Lender shall have the right to require Borrower to replace the Manager with a Person chosen by Borrower and approved by Lender (provided, that such approval may be conditioned upon Borrower delivering a Rating Agency Confirmation as to such new manager and management agreement) upon the occurrence of any one or more of the following events:

(i) at any time following the occurrence and during the continuance of an Event of Default, (ii) if at any time the Debt Service Coverage Ratio falls below 1.10 to 1.00 (the "Manager Termination Ratio"), as determined by Lender in its sole discretion, (iii) if Manager shall be in default under the Management Agreement beyond any applicable notice and cure period, (iv) if Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding, or (v) if at any time the Manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds. Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, Lender may, but shall not be obligated to, select the replacement property manager.

ARTICLES PERMITTED TRANSFERS

Section 8.1Permitted Transfer of the Property.

From and after the date that is one year after the Closing Date, Lender shall not withhold its consent to the conveyance of the Property to a Permitted Transferee provided that

(a) Borrower shall give Lender written notice of such Transfer request not less than sixty (60) days prior to the proposed date of such Transfer and pay to Lender a non-refundable processing fee in the amount of $25,000, (b) Lender has received a Rating Agency Confirmation as to the conveyance of the Property to the Permitted Transferee to the extent required by Lender or required under the applicable pooling and servicing agreement, (c) Lender has received an agreement, acceptable to it in its sole discretion, pursuant to which Permitted Transferee assumes all of Borrower's obligations under the Loan Documents, (d) Lender receives a transfer fee equal to (1) for the first assumption, 0.5% of the then-outstanding amount of the Loan (but in no event less than $15,000) and (2) for any subsequent assumption, 1% of the then-outstanding amount of the Loan (but in no event less than $15,000), (e) Lender shall have received such documents, certificates and legal opinions as it may reasonably request, (f) no Event of Default or event which with the giving of notice or the passage of time or both would constitute an Event of Default shall have occurred and remain uncured; (g) the Permitted Transferee and its property manager shall have sufficient experience in the ownership and management of properties similar to the Property, and Lender shall be provided with reasonable evidence thereof (and Lender reserves the right to approve the Permitted Transferee without approving the substitution of the property manager); (h) the Permitted Transferee shall have executed and delivered to Lender an assumption agreement in form and substance acceptable to Lender, evidencing such Permitted Transferee's agreement to abide and be bound by the terms of the Note, this Agreement and the other Loan Documents and an Affiliate of such Permitted Transferee acceptable to Lender shall execute a recourse guaranty and an environmental indemnity in form and substance identical to the Guaranty and Environmental Indemnity, respectively, with such changes to each of the foregoing as may be reasonably required by Lender, together with such legal opinions and title insurance endorsements as may be reasonably requested by Lender; and (i) prior to any release of the Guarantor, a substitute guarantor acceptable to Lender shall have assumed the Guaranty executed by Guarantor or executed a replacement guaranty reasonably satisfactory to Lender. Notwithstanding the foregoing or anything herein to the contrary, Borrower may not exercise its rights pursuant to this Section 8.1 during the period that commences on the date that is sixty (60) days prior to the date of any intended Securitization of the Loan and ending on the date that is sixty (60) days after the date of such Securitization of the Loan.

Section 8.2Permitted Transfers of Interest in Borrower.

(a) Notwithstanding anything to the contrary contained in Section 4.2.1, the following Transfers ("Permitted Transfers") shall be deemed to be permitted hereunder without the consent of Lender:

(i) provided that no Default or Event of Default shall have occurred and remain uncured, a Transfer (but not a pledge) of a direct or indirect interest in Borrower, provided that (A) such Transfer shall not (y) cause the transferee (together with its Affiliates) to acquire Control of Borrower (if such transferee did not previously Control Borrower), or (z) result in Borrower no longer being Controlled by Guarantor,

(B) without the prior written consent of Lender, after giving effect to such Transfers, no Person shall own, directly or indirectly, 49% or more of the interests in Borrower unless such Person owned 49% or more of the interests in Borrower prior to such Transfers, (C) Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than ten (10) days prior to the date of such

Transfer, (D) to the extent any transferee owns twenty percent (20%) or more of the  direct or indirect interests in Borrower immediately following such Transfer (provided such transferee did not own 20% or more of the direct or indirect ownership interests in Borrower as of the Closing Date), Borrower shall, prior to such Transfer, deliver, at Borrower's sole cost and expense, customary searches (credit, judgment, lien, etc.) acceptable to Lender with respect to such transferee, and (E) the legal and financial structure of Borrower and its members or partners, as applicable, and the single purpose nature and bankruptcy remoteness of Borrower and its members or partners,  as applicable, after such Transfer, shall satisfy Lender's then  current  applicable underwriting criteria and requirements;

(ii) provided that no Default or Event of Default shall have occurred and remain uncured, a Transfer (but not a pledge) of an indirect interest in Borrower that occurs by maintenance, devise or bequest or by operation of law upon the death of a natural person that was the holder of such interest to a member of the immediate family  of such interest holder or a trust established for the benefit of such immediate family member, provided that (A) no such Transfer shall result in a change of the day-to-day management of the Property, (B) Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not more than ten (10) days after the date of such Transfer, (C) the legal and financial structure of Borrower and its members or partners, as applicable, and the single purpose nature and bankruptcy remoteness of Borrower and its members or partners, as applicable after such Transfer, shall satisfy Lender's then current applicable underwriting criteria and requirements, (D) to the extent any transferee owns twenty percent (20%) or more of the direct or indirect interests in Borrower immediately following such Transfer (provided such transferee did not own 20% or more of the direct or indirect ownership interests in Borrower as of the Closing Date), Borrower shall deliver, at Borrower's sole cost and expense, customary searches (credit, judgment, lien, etc.) acceptable to Lender with respect to such transferee within thirty (30) days after any such Transfer, (E) if any such Transfer would result in a change of Control of Borrower and occurs prior to Securitization, such Transfer is approved by Lender in writing in its sole and absolute discretion within thirty (30) days after any such Transfer, and (F) if any such Transfer would result in a change of Control of Borrower, Borrower, at Borrower's sole cost and expense, shall, within thirty  (30) days after any such Transfer, (y) deliver (or cause to be delivered) if such Transfer occurs after a Securitization, a Rating Agency Confirmation to Lender, and (z) obtain the written consent of Lender, which shall not be unreasonably withheld.

(b) For purposes of this Section 8.2, (i) a change of "Control" of Borrower shall be deemed to have occurred if (A) there is any change in the identity of any individual or entity or any group of individuals or entities who have the right, by virtue of any partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement or any other agreement, with or without taking any formative action, to cause Borrower to take some action or to prevent, restrict or impede Borrower from taking some action which, in either case, Borrower could take or could refrain from taking were it not for the rights of such individuals, or (B) the individual or entity or group of individuals or entities that "Control" Borrower as described in clause

(A)	ever cease to own at least fifty-one percent (51%) of all equity interests (direct or indirect) in Borrower; and (ii) an "immediate family member" shall mean a sibling, spouse or a child of any interest holder.

Section 8.3Cost and Expenses.

Borrower shall pay all costs and expenses of Lender in connection with any Transfer, whether or not such Transfer is deemed to be a Permitted Transfer, including, without limitation, all fees and expenses of Lender's counsel, whether internal or outside, and the cost of any required counsel opinions related to REMIC or other securitization or tax issues and any Rating Agency fees.

ARTICLE9

SALE AND SECURITIZATION OF MORTGAGE

Section 9.1Sale of Mortgage and Securitization.

(a) Lender shall have the right (i) to sell or otherwise transfer the Loan or any portion thereof as a whole loan, (ii) to sell participation interests in the Loan, or

(iii) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization. (The transactions referred to in clauses (i), (ii) and (iii) shall hereinafter be referred to collectively as "Secondary Market Transactions" and the transactions referred to in clause (iii) shall hereinafter be referred to as  a "Securitization". Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as "Securities").

(b) If requested by Lender, Borrower shall assist Lender,  at Borrower's reasonable expense not to exceed $5,000.00, in satisfying the market standards to which Lender customarily adheres or which may be required in the marketplace or by the Rating Agencies or any Governmental Authority in connection with any Secondary Market Transactions, including to:

(i) (A) provide updated financial and other information with respect to the Property, the business operated at the Property, Borrower and the Manager, (B) provide updated budgets relating to the Property, and (C) provide updated appraisals, market studies, environmental reviews and reports (Phase I's and, if appropriate, Phase II's), property condition reports and other due diligence investigations of the Property (the "Updated Information"), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel acceptable to Lender and the Rating Agencies;

(ii) provide opinions of counsel, which may be relied upon by Lender, the Rating Agencies, and their respective counsel, agents and representatives, as to fraudulent conveyance and true sale or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Property and Borrower and its Affiliates, which counsel and opinions shall be satisfactory to Lender and the Rating Agencies;

(iii) provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Loan Documents and such additional representations and warranties as the Rating Agencies may require; and

(iv) execute amendments to the Loan Documents and Borrower's organizational documents requested by Lender; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (A) change the interest rate, the stated maturity or the amortization of principal as set forth herein or in the Note, or (B) modify or amend any other material economic term of the Loan.

(c) Upon request, Borrower shall furnish to Lender from time to time such financial data and financial statements as Lender determines to be necessary, advisable or appropriate for complying with any applicable law (including those applicable to Lender or any Servicer (including, without limitation and to the extent applicable, Regulation AB)) within the timeframes necessary, advisable or appropriate in order to comply with such applicable law.

Section 9.2Securitization Indemnification.

(a) Borrower understands that information provided to Lender by or on behalf of Borrower and its agents, counsel and representatives may be included in disclosure documents in connection with the Securitization, including an  offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, a  "Disclosure Document") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and may be made .available to investors or prospective investors in the Securities, the Rating Agencies and service providers relating to the Securitization.

(b) In connection with the Disclosure Documents, any filings under the Securities Act and/or any Exchange Act Filings, Borrower shall (i) indemnify Lender (and for purposes of this Section 9.2, Lender hereunder shall include its officers and directors), the Affiliate of Lender ("Lender Affiliate") that has filed the registration statement relating to the Securitization (the "Registration Statement"), each of its directors, each of its officers who have signed the Registration Statement and each Person that controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Lender Group"), Lender Affiliate, and any other placement agent or underwriter with respect to the Securitization, each of their respective directors and each Person who controls Lender Affiliate or any other placement agent or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Undenvriter Group") for any losses, claims, damages or liabilities (collectively, the "Liabilities") to which Lender, the Lender Group or the Underwriter Group may become subject insofar as the Liabilities arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in the Disclosure Documents, the omission or alleged omission to state in the Disclosure Documents a material fact required to be stated in the Disclosure Documents or necessary in order to make the statements in the Disclosure Documents, in light of the circumstances under which they were made, not misleading and (ii) reimburse Lender, the Lender Group and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Lender Group and/or the Underwriter Group in connection with defending or investigating the Liabilities; provided, however, that Borrower will be liable in any such case under this subsection (b) only to the extent that any such Liability arises out of, or is based upon, any such untrue statement or omission made in the Disclosure Documents in reliance upon, and in conformity with, information furnished to Lender by or on behalf of Borrower and its agents, counsel and representatives in connection with the preparation of the Disclosure Documents or in connection with the underwriting or closing of the Loan, including financial statements of Borrower, operating statements and rent rolls with respect to the Property (the "Provided Information"). This indemnity and reimbursement obligation will be in addition to any liability which Borrower may otherwise have.

(c) If requested by Lender, Borrower shall provide, in connection with each of (i) a preliminary and/or a final private placement memorandum or (ii) a preliminary and/or final prospectus or prospectus supplement, as applicable, a certification addressed to Lender that confirms that Borrower has examined one or more statements proposed by Lender to be included in a Disclosure Document, and that each such proposed statement(s), as it relates to Borrower, Guarantor, Borrower's Affiliates, the Property, Manager and all other aspects of the Loan, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. For purposes of clarification, the indemnification and reimbursement obligation noted in clause (B) above (and set forth in subsection (b) above) shall be effective whether or not Lender requests that Borrower review any statement proposed to be included in a Disclosure Document, and whether or not the certification described above is provided.

(d) Promptly after receipt by an  indemnified  party  under  this Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party  under  this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and  it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party.  After notice  from the indemnifying party to such indemnified party under this Section 9.2,  such indemnified party shall pay for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party.

(e) In order to provide for just and equitable contribution in circumstances  in which the indemnity  agreement  provided for in Section 9.2(b) or  is for any reason held to be unenforceable as to an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.2(b), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section l l(f) of the Securities Act) shall be entitled to  contribution from any Person who was not guilty of such fraudulent misrepresentation.  In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Lender Affiliate's and Borrower's relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

(f) Borrower shall jointly and severally indemnify Lender and its officers, directors, partners, employees, representatives, agents and affiliates against any Liabilities to which Lender or its officers, directors, partners, employees, representatives, agents and affiliates, may become subject in connection with any indemnification to the Rating Agencies in connection with issuing, monitoring or maintaining the Securities insofar as the Liabilities arise out of or are based upon any untrue statement of any material fact in any information provided by or on behalf of Borrower to the Rating Agencies (the "Covered Rating Agency Information") or arise out of or are based upon the omission to state a material fact in the Covered Rating Agency Information required to be stated therein or necessary in order to make the statements in the Covered Rating Agency Information, in light of the circumstances under which they were made, not misleading.

(g) The liabilities and obligations of both Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

Section 9.3Intentionally Omitted.

Section 9.4Severance Documentation.

Lender, without in any way limiting Lender's other rights hereunder, in its sole and absolute discretion, shall have the right, at any time (whether prior to or after any sale, participation or Securitization of all or any portion of the Loan), to require the Borrower to execute and deliver "component" notes and/or modify the Loan in order to create one or more senior and subordinate notes (i.e., an A/B or A/B/C structure) and/or one or more additional components of the Note or Notes (including the implementation of a mezzanine loan structure), reduce the number of components of the Note or Notes, revise the interest rate for each component, reallocate the principal balances of the Notes and/or the components, increase or decrease the monthly debt service payments for each component or eliminate the component structure and/or the multiple note structure of the Loan (including the elimination of the related allocations of principal and interest payments), provided that the Outstanding Principal Balance of all components immediately after the effective date of such modification equals the Outstanding Principal Balance immediately prior to such modification and the weighted average of the interest rates for all components immediately after the effective date of such modification equals the interest rate of the original Note immediately prior to such modification. At Lender's election, each note comprising the Loan may be subject to one or more Securitizations. Lender shall have the right to modify the Note and/or Notes and any components in accordance with this Section 9.4 and, provided that such modification shall comply with the terms of this Section 9.4, it shall become immediately effective. If requested by Lender, Borrower shall promptly execute an amendment to the Loan Documents to evidence any such modification. Borrower shall

(1) cooperate with all reasonable requests of Lender in order to establish the "component" notes, and (2) execute and deliver such documents as shall be required by Lender and any Rating Agency in connection therewith, all in form and substance satisfactory to Lender and satisfactory to any Rating Agency, including, without limitation, the severance of security documents if requested. In the event Borrower fails to execute and deliver such documents to Lender within five (5) Business Days following such request by Lender, Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrower hereby ratifying all that such attorney shall do by virtue thereof. It shall be an Event of Default under this Agreement, the Note, the Mortgage and the other Loan Documents if Borrower fails to comply with any of the terms, covenants or conditions of this Section 9.4 after expiration often (10) Business Days after notice thereof.

ARTICLE 10 DEFAULTS

Section 10.1    Events of Default

(a) Each of the following events shall constitute an event of default hereunder (an "Event of Default"):

(i) if (A) the Obligations are not paid in full on the Maturity Date, (B) any regularly scheduled monthly payment of interest, and, if applicable, principal due under the Note is not paid in full on or by the applicable Monthly

Payment Date, (C) any prepayment of principal due under this Agreement or the Note is not paid when due, (D) the Prepayment Fee is not paid when due, or (E) any deposit to the Reserve Funds is not made on the required deposit date therefor;

(ii) if any other amount payable pursuant to this Agreement, the Note or any other Loan Document (other than as set forth in the foregoing clause (i)) is not paid in full when due and payable in accordance with the provisions of the applicable Loan Document, with such failure  continuing  for ten (10) Business Days after Lender delivers written notice thereof to Borrower;

(iii) if any of the Taxes or Other Charges are not paid when due (provided that it shall not be an Event of Default if there are sufficient funds in the Tax Account to pay such amounts when due, no other Event of Default is then continuing and Servicer fails to make such payment in violation of this Agreement);

(iv) if the Policies are not (A) delivered to Lender and (B) kept in full force and effect, each in accordance with the terms and conditions hereof;

(v) if Borrower breaches or permits or suffers a breach of the provisions of Section 4.2.1;

(vi) if any certification, representation or warranty made by Borrower or Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender, including but not limited to the Certification of Borrower, shall have been false or misleading in any material respect as of the date such representation or warranty was made;

(vii) if Borrower or Guarantor shall make an assignment for the benefit of creditors;

(viii) if a receiver, liquidator or trustee shall be appointed for Borrower or Guarantor or if Borrower or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or Guarantor, or if any proceeding for the dissolution or liquidation of Borrower or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or Guarantor, upon the same not being discharged, stayed or dismissed within thirty (30) days following its filing;

(ix) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(x)	intentionally omitted;

(xi) if Borrower breaches any. representation, warranty or covenant contained in Section 3.1.24 or Section 3.1.46 hereof;

(xii) if Borrower shall be in default under any mortgage or security agreement covering any part of the Property whether it be superior, pari passu or junior in Lien to the Mortgage;

(xiii) subject to Borrower's right to contest as provided  in Section 3.6 of the Mortgage, if the Property becomes subject to any mechanic's, materialman's or other Lien except a Lien for Taxes not then due and payable;

(xiv) except as expressly permitted herein, the alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Lender;

(xv) if, without Lender's prior written consent, (i) the Management Agreement is terminated, (ii) the ownership, management or control of Manager is transferred, (iii) there is a material change in the Management Agreement, or (iv) if there shall be a material default by Borrower under the Management Agreement;

(xvi) if Borrower ceases to continuously operate the Property or any material portion thereof as a hotel for any reason whatsoever (other than temporary cessation in connection with any repair or renovation thereof undertaken with the consent of Lender);

(xvii) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xvi) above or in subsections (xviii) to (xxvi) below, and such Default shall continue for ten (10) days after notice to Borrower from Lender, in the case of any such Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice to Borrower from Lender in the case of any other such Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period, and provided further that Borrower shall have commenced to cure such Default within such 30-day period shall and thereafter diligently and expeditiously proceed to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days;

(xviii) if Borrower or any Person owning a direct or indirect ownership interest in Borrower shall be convicted of a Patriot Act Offense by a court of competent jurisdiction;

(xix) if Borrower breaches any covenant contained m Section 4.1.7 hereof and such failure continues for ten (10) Business Days following written notice from Lender;

(xx) except as expressly permitted pursuant to the Loan Documents, if Borrower or any other Person grants any easement, covenant or restriction (other than the Permitted Encumbrances) over the Property;

(xxi) if Borrower breaches the negative covenant contained in Section 4.2.16 hereof or acts or neglects to act in such a manner as to be considered a default under any of the Operating Agreements;

(xxii)	intentionally omitted;

(xxiii) if without Lender's prior consent, there is any material change in the Franchise Agreement (or any successor franchise agreement);

(xxiv) if a default has occurred and continues beyond any applicable cure period under the Franchise Agreement (or any successor franchise agreement) if such default permits the Franchisor to terminate or cancel the Franchise Agreement (or any successor franchise agreement);

(xxv) if Borrower fails to comply with the provisions of Section hl hereof or the provisions of the Cash Management Agreement relating to the establishment of a Clearing Account or Cash Management Account, or with the institution and operation of cash management as provided herein and therein;

(xxvi) if there shall occur any other event which is defined as an Event of Default in this Agreement or in any other Loan Document or if there shall be a default under any of the other Loan Documents beyond any applicable cure periods contained in such Loan Documents, whether as to Borrower, Guarantor or the Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Obligations or to permit Lender to accelerate the maturity of all or any portion of the Obligations; or

(xxvii) Guarantor breaches any of the Financial Covenants (as defined in the Guaranty).

(b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vii), (viii) or (ix) above) and at any time thereafter, Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including declaring the Obligations to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vii), (viii) or (ix) above, the Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 10.2Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other  Loan Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) Lender shall not be subject to any "one action" or "election of remedies" law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations or the Obligations have been paid in full.

(b) Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion, including the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose the Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgage to secure payment of the sums secured by the Mortgage and not previously recovered.

(c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "Severed Loan Documents") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. Except as may be required in connection with a Securitization pursuant to Section 9.1 hereof, (i) Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and (ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents.

(d) Any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents, in such order, priority and proportions as Lender in its sole discretion shall determine.

Section 10.3Lender's Right to Perform.

If Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of five (5) Business Days after Borrower's receipt of written notice thereof from Lender, without in any way limiting Lender's right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause the performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand and if not paid shall be added to the Obligations (and to the extent permitted under applicable laws, secured by the Mortgage and the other Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower of any such failure.

Section 10.4Remedies Cumulative.

The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

ARTICLE 11 MISCELLANEOUS

Section 11.1Survival; Successors and Assigns.

This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Obligations are outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 11.2Lender's Discretion.

Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove any matter, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove such matter or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove any matter, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove such matter or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Lender's determination of Rating Agency criteria, shall be substituted therefor.

Section 11.3Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE INSTITUTED IN THE COURTS HAVING JURISDICTION IN THE CITY AND/OR COUNTY IN WHICH THE PROPERTY IS LOCATED, AND EACH OF LENDER AND BORROWER HEREBY WAIVES ANY OBJECTIONS THAT IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING.

Section 11.4Modification, Waiver in Writing.

No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party or parties against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 11.5Delay Not a Waiver.

Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

Section 11.6Notices.

All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a "Notice") required, permitted or desired to be given hereunder shall be in writing and shall be sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 11.6. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and

(d)	on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Lender:

with a copy to:

Starwood Mortgage Capital LLC 4064 Colony Road, Suite 410 Charlotte, North Carolina 28211 Attention: Ms. Leslie K. Fairbanks Facsimile No.: (305) 695-5539

Holland & Knight LLP 101 S. Tryon Street Suite 3600

Charlotte, North Carolina 28280 Attention: David Iacuzio

and with a copy to:Wells Fargo Commercial Mortgage Services

440 South Tryon St., 8th Floor MAC D1050-084

Charlotte, North Carolina 28202

Attention: Asset Manager - Starwood Mortgage Capital Facsimile No.: (704) 715-6233

If to Borrower:

with a copy to:

Treemont Capital Partners IV, LP 1415 South Voss #110-94

Houston, Texas 77057 Attention: Philip A. McCrae

Sneed, Vine & Perry, P.C.

900 Congress Avenue, Suite 300

Austin, Texas 78701 Attention: Adam S. Wilk Facsimile No. 512-476-1825

Any party may change the address to which any such Notice is to be delivered  by furnishing ten (10) days written notice of such change to the other parties in accordance with the provisions of this Section 11.6. Notices shall be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Lender may also be given by Servicer and Lender hereby acknowledges and agrees that Borrower shall be entitled to rely on any Notice given by Servicer as if it had been sent by Lender.

Section 11.7Trial by Jury.

BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIYER.

Section 11.8Headings.

The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 11.9Severability.

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 11.10 Preferences.

Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other r>arty under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 11.11 Waiver of Notice.

Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 11.12 Remedies of Borrower.

In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages and Borrower's sole remedy shall be limited to commencing an  action seeking injunctive relief or declaratory judgment. Any action or proceeding to  determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 11.13 Expenses; Indemnity.

(a) Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender, for all costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) Borrower's ongoing performance of and compliance with Borrower's agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements; (ii) Lender's ongoing performance of and compliance with all agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; provided that Borrower shall not be required to pay any "draw fees" for disbursements of Reserve Funds made in accordance with the terms of this Agreement; (iii) the  negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (iv) the filing  and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (v) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other   Loan   Documents,   the   Property   or  any  other  security   given  for  the   Loan;

(vi) enforcing any Obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings,  including,  but  not  limited  to  any  servicer  or  special  servicer  fees, and

(vii) Borrower's failure to comply with the requirements of Section 4.1.15 or Section 9.1 hereof; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the active gross negligence, illegal acts, fraud or willful misconduct of Lender. Any costs due and payable to Lender may be paid, at Lender's election in its sole discretion, from any amounts in the Cash Management Account.

(a) Borrower shall indemnify, defend and hold harmless Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its Obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, (ii) the use or intended use of the proceeds of the Loan, (iii) any information provided by or on behalf of Borrower, or contained in any documentation approved by Borrower; (iv) ownership of the Mortgage, the Property or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about the Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of the Property; (viii) any failure of the Property to comply with any Legal Requirement; (ix) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof, or any liability asserted against Lender with respect thereto; and (x) the claims of any lessee of any portion of the Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease (collectively, the "Indemnified Liabilities"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the active gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall  pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

Section 11.14 Schedules Incorporated.

The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 11.15  Offsets, Counterclaims and Defenses.

Any assignee of Lender's interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 11.16 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender any right to insist upon or to enforce the performance or observance of any of the Obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan (and disburse Reserve Funds) hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan (or make any disbursement of Reserve Funds) in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

Section 11.17 Publicity.

All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, Lender Affiliate or any of their affiliates shall be subject to the prior written approval of Lender. Borrower hereby agrees that Lender and its affiliated entities and its subsidiaries, may publicly identify details of the Loan in their respective advertising and public communications of all kinds, including, but not limited  to, press releases, direct mail, newspapers, magazines, journals, e-mail or internet advertising or communications. Such details may include the name of the Property, the address of the Property, the amount of the Loan, the names of the Borrower and/or Guarantor, the Closing Date, and a description of the size and location of the Property.

Section 11.18 Waiver of Marshalling of Assets.

To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's members or partners, as applicable, and others with interests in Borrower, and of the Property, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Obligations without any prior or different resort for collection, or of the right of Lender to the payment of the Obligations out of the net proceeds of the Property in preference to every other claimant whatsoever.

Section 11.19 Waiver of Offsets/Defenses/Counterclaims.

Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.

Section 11.20 Conflict: Construction of Documents: Reliance.

In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan, without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 11.21 Brokers and Financial Advisors.

Borrower hereby represents that, except for Pinnacle Hotel Finance ("Broker"), it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower will pay Broker a commission pursuant to a separate agreement. Borrower shall indemnify, defend and  hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's reasonable attorneys' fees and expenses) in any way relating to or arising from a claim by any Person (including Broker) that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated  herein.  The  provisions  of  this Section 11.21 shall survive the expiration and termination of this Agreement and the payment of the Obligations.

Section 11.22 Exculpation.

Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the Obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Property, the Gross Revenues or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Gross Revenues and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section 11.22 shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure  and sale under the Mortgage; (c) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Mortgage or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including reasonable attorneys' fees and costs reasonably incurred) arising out of or in connection with the following (all such liability and obligation of Borrower for any or all of the following being referred to herein as "Borrower's Recourse Liabilities"):

(i) fraud, gross negligence, willful misconduct, misrepresentation or failure to disclose a material fact by or on behalf of Borrower, Guarantor, any Affiliate of Borrower or Guarantor, or any of their respective agents or representatives in connection with the Loan;

(ii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in any other Loan Document concerning environmental laws, hazardous substances and/or asbestos and any indemnification of Lender with respect thereto in either document;

(iii) wrongful removal or destruction of any portion of the Property or damage to the Property caused by willful misconduct or gross negligence;

(iv)	any material, physical waste at the Property;

(v) the forfeiture by Borrower of the Property, or any portion thereof, because of the conduct or purported conduct of criminal activity by Borrower or Guarantor or any of their respective agents or representatives in connection therewith, including by reason of any claim under the Racketeer Influenced and Corrupt Organizations Act ("RICO");

(vi) the misapplication, misappropriation or conversion by or on behalf of Borrower (including, without limitation, in connection with the institution or operation of cash management as provided in the Loan Documents) of (A) any Insurance Proceeds actually received by or on behalf of Borrower which were paid by reason of any loss, damage or destruction to the Property,

(B) any Awards or other amounts actually received in connection with the Condemnation of all or a portion of the Property, or (C) any Gross Revenues (including Rents, security deposits, advance deposits or any other deposits) actually received by or on behalf of Borrower;

(i) failure to pay charges for labor or materials or other charges that can create Liens on any portion of the Property;

(ii) any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender in accordance with the provisions of the Loan Documents;

(iii) the failure to pay Taxes (except to the extent (A) there is insufficient cash flow from the Property to pay such Taxes and/or (B) amounts have been deposited with Lender sufficient to pay the Taxes pursuant to the Loan Documents, and the same are not applied toward payment of such Taxes);

(iv) failure to obtain and maintain the fully paid for Policies in accordance with Section 5.1.1 hereof (except to the extent that any such failure is the result of the non-payment of the premiums therefore and (A) there is insufficient cash flow from the Property to pay for such Policies and/or (B) amounts have been deposited with Lender sufficient to pay the Policies pursuant to the Loan Documents, and the same are not applied toward payment of such Policies);

(v) the failure to provide financial information to the extent required by, and in accordance with, the terms and provisions of this Agreement and the Mortgage, and the Guaranty, including any amounts payable pursuant to Section 4.1.7(i) hereof, and such failure continues for thirty (30) days after receipt of written notice from Lender of such failure;

(vi) the failure by Borrower or Guarantor to cooperate with Lender's execution of a Secondary Market Transaction pursuant to the terms and provisions of Section 9.1;

(vii) Borrower's indemnification of Lender set forth m Section 9.2 hereof and Sections 8.2 and 8.3 of the Mortgage;

(viii) the failure of Borrower to timely file and pay any personal property taxes as required by governmental authorities;

(ix) the failure of Borrower to complete any PIP Work to the satisfaction of Franchisor or any replacement Franchisor under a new, amended, or replacement franchise agreement and/or

(x)	Borrower fails to comply with the provisions of Sections

3.1.24 or 3.1.46 hereof.

Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 111 l(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations or to require that all collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents, and (B) the Obligations shall be fully recourse to Borrower in the event that any of the following occur (each, a "Springing Recourse Event"): (i) Borrower fails to comply with the provisions of Section 3.1.24 hereof or breaches a representation contained in Section 3.1.46 and such failure or breach is cited as a factor in the substantive consolidation of any of Borrower's assets with the assets of any other Person; (ii) Borrower fails to obtain Lender's prior consent to any subordinate financing   secured   by   the  Property   or  other   voluntary   Lien  encumbering   the   Property;

(iii) Borrower  fails  to obtain  Lender's  prior  consent  to any  Transfer  of  the  Property  or any interest therein or any Transfer of any direct or indirect interest in Borrower, in either case as required by the Mortgage or this Agreement other than a Permitted Transfer; (iv) Borrower files a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (v) the filing of an involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law by any other Person in which Borrower and/or Guarantor colludes with or otherwise assists such Person, and/or Borrower and/or Guarantor solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower by any Person; (vi) Borrower and/or Guarantor files an answer consenting to, or otherwise acquiescing in, or joining in, any involuntary petition filed against it by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (vii) Borrower or any Affiliate, officer, director or representative which controls Borrower consents to, or acquiesces in, or joins in, an application for the appointment of a custodian, receiver, trustee or examiner for Borrower or any portion of the Property;

(viii)	Borrower and/or Guarantor makes an assignment for the benefit of creditors or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due;

(ix) if Guarantor (or any Person comprising Guarantor), Borrower or any Affiliate of any of the foregoing, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with the Guaranty, the Note, the Mortgage or any other Loan Document, seeks a defense, judicial intervention or injunctive or other equitable relief of any kind, or asserts in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the Loan;

(x) the Franchise Agreement terminates or expires, until such time as (Y) a replacement franchise agreement, which is satisfactory to Lender in Lender's sole discretion, is entered into for the Property and (Z) a satisfactory comfort letter, in Lender's sole discretion, is delivered to Lender; or (xi) if Borrower fails to establish and maintain a Clearing Account pursuant to a Clearing Account Agreement in accordance with the terms and conditions of Section 6.1 hereof; provided there shall be no liability under this clause (xi) (A) for failure to maintain the Clearing Account if Borrower shall establish a new Clearing Account pursuant to a Clearing Account Agreement and deliver replacement Credit Card Direction Letters to all credit card companies within thirty (30) days of the closing of the existing Clearing Account and otherwise satisfying the conditions of Section 6.1 hereof, or (B) if the Clearing Account is terminated by the Clearing Bank as a result of insufficient cash flow from the operation of the Property to maintain the Clearing Account.

Section 11.23 Prior Agreements.

This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including the Loan Application dated February 25, 2019 (as amended) submitted by Guarantor to Lender, are superseded by the terms of this Agreement and the other Loan Documents.  In  addition, Borrower hereby agrees that it is not relying on and has not relied on any representations, warranties or statements, whether written or oral, of the Lender, any Affiliate of the Lender or any other party in connection with its decision to enter into the transaction described in this Agreement and the related Loan Documents and that this Agreement and the related Loan Documents set forth the entire set of representations, warranties and understandings of the Borrower with respect to the transaction described herein and in the Loan Documents.

Section 11.24 Servicer.

At the option of Lender, the Loan may be serviced by a servicer (the "Servicer") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "Servicing Agreement") between Lender and Servicer.

Section 11.25 Joint and Several Liability.

If more than one Person has executed this Agreement as "Borrower," the representations, covenants, warranties and obligations of all such Persons hereunder  shall be joint and several.

Section 11.26 Creation of Security Interest.

Notwithstanding any other provision set forth in this Agreement, the Note, the Mortgage or any of the other Loan Documents, Lender may at any time create a security interest in all or any portion of its rights under this Agreement, the Note, the Mortgage and any other Loan Document (including the advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

Section 11.27 Assignments and Participations.

(a) Lender may assign, without the consent of Borrower, to one or more Persons all or a portion of its rights and obligations under this Agreement and the other Loan Documents.

(b) Upon such execution and delivery, from and after the effective  date specified in the related assignment and acceptance agreement, the assignee thereunder shall be a party hereto and shall have the rights and obligations of Lender hereunder to the extent of its interest in the Loan.

(c) Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement; provided, however, that

(i) Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Lender shall remain the holder of any Note for all purposes of this Agreement, and (iv) Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under and in respect of this Agreement and the other Loan Documents.

Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.27, disclose to the assignee or participant or proposed assignees or participants, as the case may be, any information relating to Borrower or any of its Affiliates or to any aspect of the Loan that has been furnished to Lender by or on behalf of the Borrower or any of its Affiliates.·

Section 11.28 Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Section 11.29 Set-Off.

In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right in its sole discretion, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

TREEMONT CAPITAL PARTNERS IV, LP, a

Texas limited partnership

By:Treemont Capital Partners IV GP, LLC, a Texas limited liability company, its general partner

By:  /s/ Philip A. McRae

Name:  Philip A. McRae

Title: Manager

Loan Agreement (Fairfield Inn & Suites Lubbock)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

LENDER:

STARWOOD MORTGAGE CAPITAL

LLC, a Delaware limited liability company

By: /s/ Leslie K. Fairbanks

Name: Leslie K. Fairbanks Title: Vice President

Loan Agreement (Fairfield Inn &  Suites Lubbock)

SCHEDULE I RENT ROLL

NIA

SCHEDULE II

REQUIRED REPAIRS

TABLE 1 ·  IMMEDIATE REPAIRS &  DEFERRED MAINTENANCE COST OPINION

64lS SO!h Strttt

I None Noted

3.0 Site Improvements

INone Noted

4.0 Structural Frame and Buildinq Envelope

I

-

I

-

Partner Project No. 19-240146,1

March 19, 2019

II

I

I

I

I

Damaged sealant was o

at the inte<section -

the ston,, venee, and EIFS and a small (approximately

4.3.1 on,, square foot) patch of da ed EIFS was observed at the southwest comer of the buil<fog. RemOYaland

r emfflt of damaged sealant •nd repair of the damaged EIFS is recommt,nded.

1

LS

S3.SOO

SlSOC

5.0 Mechanical and Electrical S tems

5.5.2 IMod1tv or adiust alarm sensor behind commercial,,

6.0 Interior Elements

!None Noted

7.0 Accessibilitv INone Noted

8.0 Water Intrusion and Microbial Growth

,

.._..,

-""'

Requlatorv Compliance

-

ock, Texas

....

"--

.......

loulC.OOC

64lS SO!h Strttt

I None Noted

3.0 Site Improvements

INone Noted

4.0 Structural Frame and Buildinq Envelope

I

-

I

-

Partner Project No. 19-240146,1

March 19, 2019

II

I

I

I

I

Damaged sealant was o

at the inte<section -

the ston,, venee, and EIFS and a small (approximately

4.3.1 on,, square foot) patch of da ed EIFS was observed at the southwest comer of the buil<fog. RemOYaland

r emfflt of damaged sealant •nd repair of the damaged EIFS is recommt,nded.

1

LS

S3.SOO

SlSOC

5.0 Mechanical and Electrical S tems

5.5.2 IMod1tv or adiust alarm sensor behind commercial,,

6.0 Interior Elements

!None Noted

7.0 Accessibilitv INone Noted

8.0 Water Intrusion and Microbial Growth

,

.._..,

-""'

Requlatorv Compliance

-

ock, Texas

....

"--

.......

loulC.OOC

Fairfield Inn and Suites Lubbock

I	11	LS	I	SSOOI	s....-

I	I		I	I

I	I		I	I

I	I		I	I
				TOTALS	4.000

EXHIBIT A

LEGAL DESCRIPTION

See Attached.

A-1

EXHIBIT A

Legal Description

The land referred to is situated in the City of Lubbock, County of Lubbock, State of Texas, and is described as follows:

Parcel A: Fee Simple Estate

Lot Five-A (5-A), a replat of Lot 5, CANYON WEST ADDITION to the City of Lubbock, Lubbock County, Texas, according to the Map, Plat and/or Dedication Deed thereof, recorded in/under Clerk's File No. 2016024991 of the Official Public Records of Lubbock County, Texas, save and except any and all rights, titles and interests previously reserved, conveyed or created with respect to oil, gas, or other minerals in and under the land.

Parcel B: Easement Estate

All right, title and interest as provided in the Declaration of Restrictions and Reciprocal Easement Agreement recorded in/under Volume 10138, Page 14; amended in/under Clerk's File No. 2011012478 and ratified and corrected in/under Clerk's File No. 2013030944 to Lot Five-B (5-B), a replat of Lot 5, CANYON WEST ADDITION to the City of Lubbock, Lubbock County, Texas, according to the Map, Plat and/or Dedication Deed thereof, recorded in/under Clerk's File No. 2016024991 of the Official Public Records of Lubbock County, Texas.

For Information Only: Tax No. R327901